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                                                                    EXHIBIT 10.8

                        ASSET PURCHASE AND SALE AGREEMENT

ASSET PURCHASE AND SALE AGREEMENT, dated as of December 6, 2000 (the "Asset Purchase Agreement" or "Agreement") between BETELGEUSE PRODUCTIONS, LLC, a limited liability company organized and existing under the laws of the State of Delaware ("Seller"), SELECT MEDIA COMMUNICATIONS, INC., a corporation organized and existing under the laws of the State of New York ("Select"), and BETELGEUSE PRODUCTIONS, INC., a corporation organized and existing under the laws of the State of Delaware and a wholly-owned subsidiary of Select ("Betelgeuse" and, together with Select, "Purchaser").

                                    RECITALS

    WHEREAS, Seller operates a post production facility (the "Business"), which Business has its principal office located at 44 E. 32nd Street, Penthouse, New York City, NY 10016; and

    WHEREAS, Seller desires to sell and Purchaser desires to purchase and assume certain assets and liabilities of Seller, as described in greater detail and in accordance with the terms and conditions set forth in this Asset Purchase Agreement.

    NOW, THEREFORE, intending to be legally bound, in accordance with the terms and conditions set forth in this Asset Purchase Agreement, having determined that it is in their best interest to execute and deliver this Asset Purchase Agreement, and for other good and valuable consideration, the receipt and adequacy of which is acknowledged, Seller and Purchaser agree as follows:

1. DEFINITIONS.

    Terms defined in Recitals above shall have the meanings set forth therein and such Recitals, by this reference, are incorporated in and made a part of
Section 1.1 and this Asset Purchase Agreement.

        1.1. GENERAL DEFINITIONS. Unless the context of this Asset Purchase Agreement clearly requires otherwise, the plural includes the singular, the singular includes the plural, the use of any gender shall be applicable to all genders, the part includes the whole, "including" is not limiting, and "or" has the inclusive meaning of the phrase "and/or". Unless otherwise expressly stated, the words "hereof", "herein", "hereby", "hereunder", and other similar terms in this Asset Purchase Agreement refer to this Asset Purchase Agreement as a whole and not exclusively to any particular provision of this Asset Purchase Agreement.

"ASSUMED CONTRACTS" shall mean Seller's written contracts relating to the Business, as set forth and described on Exhibit 1.1 that are to be assigned by Seller to Purchaser pursuant to Section 2 and assumed by Purchaser pursuant to the terms and conditions of this Asset Purchase Agreement.
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"ASSUMED LEASES" shall mean those leases set forth and described on Exhibit 1.1 that are to be assigned by Seller to Purchaser pursuant to Section 2 and assumed by Purchaser pursuant to the terms and conditions of this Asset Purchase Agreement.

"ATLANTIC BANK LINE OF CREDIT" shall mean the banking arrangement between Seller and Atlantic Bank.

"BOOKS AND RECORDS" means all of Seller's books and records, including, but not limited to: minute books; ledgers; records indicating, summarizing, or evidencing Seller's assets and liabilities; all information relating to Seller's business operations or financial condition; and all computer programs, disk or tape files, printouts, runs, and other computer-prepared information and the equipment containing such information.

"BUSINESS" shall have the meaning set forth in the Recitals of this Asset
    Purchase Agreement.

"CLOSING" shall have the meaning set forth in Section 6 of this Asset Purchase
    Agreement.

"CLOSING DATE" shall have the meaning set forth in Section 6 of this Asset
    Purchase Agreement.

"CONTRACT DATE" shall mean the date of execution and delivery of this Asset
    Purchase Agreement.

"DUE DILIGENCE" shall mean Purchaser's review of the Books and Records and financial statements of Seller.

"DUE DILIGENCE COMPLETION DATE" shall mean the date on which Purchaser shall complete its Due Diligence; provided, however, that such date shall in no event be more than forty-five (45) days from the date on which the Seller shall have provided or made available to Purchaser all of its financial records for the fiscal years ended June 30, 1999 and June 30, 2000, including, without limitation, the financial statements for such periods reviewed by the Seller's outside auditors, a list of assets and liabilities, trial balances, and balance sheets, as evidenced by a certificate executed by John Servidio and Sam Domenico.

"GAAP" means generally accepted accounting principles, consistently applied, as in effect from time to time in the United States of America.

"LETTER OF INTENT" shall mean the Letter dated September 11, 2000 from Purchaser to Seller.

"LIEN" means any security interest, mortgage, hypothecation, pledge, assignment, lien, or other encumbrance of any kind, including any interest of a vendor under a conditional sale contract or consignment and any interest of a lessor under a capital lease.

"PERSON" means any individual person, corporation, partnership, limited liability company, joint venture, association, company, trust, or entity or a court or government or any agency or political subdivision thereof.

"PURCHASE PRICE" shall have the meaning set forth in Section 3.1 of this Asset
    Purchase Agreement.


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"PURCHASED ASSETS" shall have the meaning set forth in Section 2 of this Asset
    Purchase Agreement.

        1.2. ACCOUNTING TERMS. All accounting terms or terms of an accounting character not specifically defined in this Asset Purchase Agreement shall be construed in accordance with GAAP applied on a basis that is consistent with the financial statements provided by Seller pursuant to this Asset Purchase Agreement.

        1.3. CONSTRUCTION. Neither this Asset Purchase Agreement nor any uncertainty or ambiguity herein shall be construed or resolved against Purchaser or Seller, whether under any rule of construction or otherwise. On the contrary, this Asset Purchase Agreement has been reviewed by each of the parties and their respective legal counsel and shall be construed and interpreted according to the ordinary meaning of the words used so as to fairly accomplish the purposes and intentions of all parties to this Asset Purchase Agreement.

2. SALE AND PURCHASE OF ASSETS.

    At the Closing, Seller shall sell, transfer, and assign to Betelgeuse all of Seller's right, title, and interest in and to all of the assets of the Business (the "Purchased Assets"), including but not limited to, the real, personal, and intangible property described below, free and clear of all known Liens, all as adjusted for changes occurring in the ordinary course of business as permitted hereunder between the date of this Asset Purchase Agreement and the Closing Date.

    The Purchased Assets shall include, but not be limited to, the following:

    (a) All of the real, personal, and intangible property and assets of the Business of every kind and description wherever located except for the Purchase Price paid pursuant to Section 3.1 hereof, including claims, rights, and chooses in action, whether choate or inchoate, licenses, trademarks, technology, tradenames, and including but not limited to the inventory, furniture, fixtures, equipment, and vehicles and assets not specifically excluded pursuant to the terms and conditions of this Asset Purchase Agreement;

    (b) All Assumed Contracts;

    (c) All Assumed Leases;

    (d) All cash (other than the Purchase Price paid pursuant to Section 3.1 hereof) and accounts receivables as of the Closing Date;

    (e) All customer files, lists, and records of the Business;

    (f) The name "Betelgeuse Productions, Inc.", "Betelgeuse Productions", and "Betelgeuse" and all related or similar names in which Seller has any interest as of the Closing Date together with any and all goodwill attaching to such name or names;

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    (g) Such other assets, tangible or intangible, including contract rights, agreements, insurance policies and licenses, oral or written, relating to the Business; and

    (h) The business telephone number, mailing address, and all advertising for the Business.


3. PURCHASE PRICE.

        3.1. AMOUNT OF PURCHASE PRICE. As full consideration for the purchase of the assets as set forth in Section 2 of this Asset Purchase Agreement, Purchaser shall pay or transfer to Seller the following (the "Purchase Price"):


    (a) Twenty-Five Thousand ($25,000) Dollars previously paid, the receipt of which is acknowledged.

    (b) Two Hundred Thousand ($200,000) Dollars by law firm check or certified check payable to Seller on the Contract Date; provided, however, that if Closing does not take place on or before the Closing Date for any reason other than a material breach of this Asset Purchase Agreement by Seller, all of these monies previously paid by Purchaser to Seller shall be retained by Seller.

    (c) On each of the first, second, and third monthly anniversary of the Contract Date, Purchaser shall pay in cash or by certified check to Seller One Hundred Thousand ($100,000) dollars; provided, however, that if any of these payments are not made as herein provided or if Closing does not take place on or before the Closing Date for any reason other than a material breach of this Asset Purchase Agreement by Seller, all of these monies previously paid by Purchaser to Seller shall be retained by Seller.

    (d) Ten Million ($10,000,000) Dollars less the amounts previously paid by Purchaser to Seller pursuant to this Section 3.1 to be paid at Closing as follows:

     (i) One million ($1,000,000) Dollars to be placed in escrow with Spector Gadon & Rosen, P.C., pursuant to the Escrow Agreement as set forth in Exhibit
3.1 to be delivered to Seller on the first anniversary of the Closing Date;

     (ii) The balance of the Purchase Price less the amount of any adjustments to the Purchase Price as set forth in Section 3.2 below, in cash or by certified check payable to Seller.

    (e) In addition to the consideration described in Section 3.1(a) through (d) above, Purchaser will issue to Seller shares of Purchaser's Common Stock in an amount indicated in a written notice from Seller to Purchaser which must be delivered to Purchaser prior to the earlier of the Closing Date or January 15, 2001, which amount may not exceed 500,000 shares (the "Share Consideration"); provided, however, that shares of Purchaser Common Stock received as part of the Share Consideration pursuant to this Section 3.1 will be subject to certain transfer restrictions such that any transfer of such shares must comply with applicable state and federal securities laws, and such shares may not be transferred without

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     an opinion of counsel, satisfactory to the Purchaser, that registration of such shares under the Securities Act of 1933, as amended, is not required or that such shares can be sold pursuant to Rule 144 of such act or another applicable exemption.

        3.2. PAYMENT ADJUSTMENT. The balance of the Purchase Price set forth in
Section 3.1(d)(ii) payable at Closing shall be reduced on a dollar for dollar basis to the extent that the Seller's accounts receivable do not exceed Seller's payables, including without limitation the outstanding amount due on the Atlantic Bank Line of Credit, by One Hundred Thousand ($100,000) Dollars or more. Any adjustment shall be made based on information as of the fiscal year ended June 30, 2000.

        3.3. ALLOCATION OF PURCHASE PRICE. The Purchase Price shall be allocated as set forth on Exhibit 3.3 of this Asset Purchase Agreement.


4. NO ASSUMPTION OF CERTAIN LIABILITIES BY PURCHASER.

    Except as set forth in this Section 4, Purchaser and Seller expressly agree that Purchaser shall not assume and shall have no liability for or with respect to the obligations of the Seller under and pursuant to the terms of that certain employment agreement between Seller and Mr. Thomas DeFilippe (the "DeFilippe Contract") and the litigation that has been filed (the "DeFilippe Litigation"). Seller agrees that it will defend, indemnify, and hold Purchaser harmless from any and all claims made, lawsuits commenced, or judgments entered against Purchaser, including the costs, fees, and expenses of any such claims, lawsuits, or judgments with respect to the DeFilippe Contract, including without limitation, the DeFilippe Litigation, except for the portion of the liabilities which Purchaser assumes pursuant to this Section 4.

    Purchaser agrees that it will be responsible only for the payment of the costs and expenses of the DeFilippe Litigation, including reasonable attorneys fees, and any final, unappealable judgment entered against Seller in the DeFilippe Litigation to the extent such costs, expenses, and Final Judgment exceeds $280,000. Seller shall provide Purchaser with all papers submitted to the court or served by any party to the DeFilippe Litigation within ten (10) days of their submission or service. If the trial court awards a judgment that, together with costs and expenses, exceeds $280,000, Seller shall take an appeal and use its best efforts to overturn the judgment. If such an appeal is not successful in reducing any such judgment, together with costs and expenses, to $280,000 or less, Seller shall seek reconsideration of the ruling and pursue all further avenues of appeal. Failure of Seller to comply with all the obligations of this Section 4 shall invalidate the obligations of Purchaser under this
Section 4. If such judgment, together with costs and expenses, is less than $280,000, Seller shall have the right, but not the obligation, to appeal such judgment.

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5. ACCESS TO INFORMATION AND DUE DILIGENCE.

    Upon reasonable notice to Seller, Seller shall (i) give Purchaser and its authorized representatives reasonable access during normal business hours to its offices, plants, and other facilities and to the books and records of it and any of its subsidiaries, (ii) permit Purchaser to make such reasonable inspections during normal business hours as it may reasonably request, and (iii) cause Seller officers or agents to furnish Purchaser with such financial and operating data and other information with respect to the business and properties of Seller and its subsidiaries as Purchaser may from time to time reasonably request.

6. CLOSING.

    Closing of this transaction (the "Closing") shall be held on or before the date (the "Closing Date") that is six (6) months from the Due Diligence Completion Date, time being of the essence; provided, however, that such Closing Date may be extended by the mutual agreement of the parties in writing. On the Closing Date, title and possession of the Purchased Assets shall be transferred, conveyed, and delivered to Purchaser by one or more Bills of Sale substantially in the form of Exhibit 6. The Closing shall be held at the offices of Fulbright & Jaworski L.L.P., 666 Fifth Avenue, New York City, NY 10103, or such other location as the parties may mutually agree.

7. CONDITIONS PRECEDENT TO CLOSING BY PURCHASER.

    The obligations of the Purchaser to purchase the assets and close shall be subject to the satisfaction of the following conditions precedent:

    (a) The Purchaser shall have received from Fulbright & Jaworski L.L.P., counsel for the Seller, a favorable opinion dated as of the Closing Date, in form and substance satisfactory to Purchaser and its counsel, Spector Gadon & Rosen PC, to the effect that, to the best of Fulbright & Jaworski L.L.P.'s knowledge:

     (i) Seller is a validly existing limited liability company in good standing under the laws of the State of Delaware.

     (ii) Seller has the power to carry on its business as and where such business is now being conducted.

     (iii) No provisions of the organizational documents of Seller set forth in the list attached to the opinion of Fulbright & Jaworski L.L.P. (issued pursuant to Section 12(j) hereof), prevent Seller from delivering the assets to the Purchaser in the manner contemplated by this Asset Purchase Agreement or otherwise prohibit or would be breached by the consummation of the transactions contemplated herein.

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     (iv) Seller has full power, legal right, and authority to enter into, execute, and deliver this Agreement, and to consummate the transactions contemplated herein; and this Agreement has been duly executed and delivered by Seller and is a valid and legally binding obligation of Seller, enforceable in accordance with its terms except as its validity and enforceability may be limited by bankruptcy, insolvency, or similar laws of general application affecting the enforcement of creditors' rights generally.

    (b) No action or proceeding shall have been instituted before any court, agency, or other governmental body to restrain or prohibit the transactions contemplated hereby.

    (c) The representations and warranties of Seller contained in this Agreement shall be true and correct in all respects as of the Closing Date, with the same effect as though such representations and warranties had been made on such date. All of the covenants and agreements of be performed on or before the Closing Date pursuant to the terms hereof, shall have been duly performed.

    (d) All proceedings to be taken in connection with the transactions contemplated by this Agreement and all documents incident thereto shall be reasonably satisfactory in form and substance to the Purchaser and its counsel, and the Purchaser shall have received copies of all of such documents and other evidence as the Purchaser and its counsel may reasonably request in order to establish the consummation of such transactions.

    (e) There shall have been no material adverse change or damage to the premises, the assets, or the business of Seller.

    (f) Seller shall have delivered to Purchaser all the documents that they are required to deliver hereunder including, but not limited to, a list of all personal property owned by the Seller as of the Closing Date.

    (g) To the extent such approval or consent is available or obtainable prior to Closing, Purchaser shall have obtained the approval or consent of such government agencies or bodies, as Purchaser shall deem reasonably necessary in connection with the consummation of the purchase.

8. CONDITIONS PRECEDENT TO CLOSING BY SELLER.

    The obligations of the Seller to sell the assets and close shall be subject to the satisfaction of the following conditions precedent:

    (a) The Seller shall have received from Spector Gadon & Rosen, counsel for the Purchaser, a favorable opinion dated as of the Closing Date, in form and substance satisfactory to Seller and its counsel, Fulbright & Jaworski L.L.P., to the effect that, to the best Spector Gadon & Rosen 's knowledge:

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     (i) Select is a validly existing corporation in good standing under the laws of the State of New York, and Betelgeuse is a validly existing corporation in good standing under the laws of the State of Delaware.

     (ii) Purchaser has the corporate power to carry on its business as and where such business is now being conducted.

     (iii) No provisions of the organizational documents of Purchaser prevent Purchaser from receiving the assets from the Seller in the manner contemplated by this Asset Purchase Agreement or otherwise prohibit or would be breached by the consummation of the transactions contemplated herein.

     (iv) Purchaser has full power, legal right, and authority to enter into, execute, and deliver this Agreement, and to consummate the transactions contemplated herein; and this Agreement has been duly executed and delivered by Purchaser and is a valid and legally binding obligation of Purchaser, enforceable in accordance with its terms except as its validity and enforceability may be limited by bankruptcy, insolvency, or similar laws of general application affecting the enforcement of creditors' rights generally.

    (b) No action or proceeding shall have been instituted before any court, agency, or other governmental body to restrain or prohibit the transactions contemplated hereby.

    (c) The representations and warranties of Purchaser contained in this Agreement shall be true and correct in all respects as of the Closing Date, with the same effect as though such representations and warranties had been made on such date. All of the covenants and agreements of be performed on or before the Closing Date pursuant to the terms hereof, shall have been duly performed.

    (d) All proceedings to be taken in connection with the transactions contemplated by this Agreement and all documents incident thereto shall be reasonably satisfactory in form and substance to the Seller and its counsel, and Seller shall have received copies of all of such documents and other evidence as Seller and its counsel may reasonably request in order to establish the consummation of such transactions.

    (e) There shall have been no material adverse change or damage to the premises, the assets, or the business of Purchaser.

    (f) Purchaser shall have delivered to Seller all the documents that it is required to deliver hereunder.

    (g) To the extent such approval or consent is available or obtainable prior to Closing, Seller shall have obtained the approval or consent of such government agencies or bodies, as Seller shall deem reasonably necessary in connection with the consummation of the purchase.

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9. REPRESENTATIONS AND WARRANTIES OF SELLER.

    Seller makes the following representations and warranties, each of which is true and correct on the date hereof and will be true and correct on the Closing Date.

        9.1. CORPORATE EXISTENCE AND QUALIFICATION. Seller is duly organized, validly existing, and in good standing under the laws of its state of organization and is duly qualified to conduct its business in each jurisdiction where the nature of its business or its properties require it be so qualified. Seller has the power and authority to own and use its properties and to transact the business in which it is engaged, and to enter into this Agreement and to consummate the transaction contemplated hereby.

        9.2. SUBSIDIARIES. Seller does not own, of record or beneficially, any capital stock or other securities of any other corporation; does not own, directly or indirectly, any interest in a business, in a business trust, joint stock company, or other business organization or association; and is not a party to any partnership, joint venture, or other business venture. To the extent that Seller may have previously owned any stock in a corporation, Seller has legally divested itself of such ownership, has paid all obligations and liabilities relative to such ownership, has filed all tax returns and paid all taxes required by such prior ownership and divestment thereof, and certifies that it has no liability or obligations, contingent or otherwise, relating to such ownership or sale or divestment thereof.

        9.3. AGREEMENT LEGAL AND AUTHORIZED. The execution and delivery of this Agreement does not, and the consummation by Seller of the transactions contemplated herein and the fulfillment by Seller of the terms, conditions, and provisions hereof, will not:


    (a) conflict with, or result in a breach of, any of the terms, conditions or provisions of, or constitute a default under organizational documents or any agreement or other instrument to which Seller is a party or by which any of its properties or assets are bound, or grant any other party the right to terminate an agreement with Seller;

    (b) conflict with, violate or result in a breach of any law, administrative regulation or court decree applicable to Seller;

    (c) result in the creation or imposition of any lien, charge or encumbrance of any nature upon any of the properties or assets of Seller.

        9.4. VALID AND BINDING OBLIGATION. Seller has the right, power, legal capacity and authority to enter into and perform its obligations under this Agreement. The execution, delivery and performance of this Agreement have been duly authorized by all necessary corporate action on the part of the Seller. This Agreement constitutes a valid, binding, and enforceable obligation of Seller.

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        9.5. FINANCIAL STATEMENTS. The reviewed financial statements of Seller
(the "financial statements"), previously delivered by Seller are true, complete, and correct, have been prepared in conformity with generally accepted accounting principles consistently maintained and applied and present fairly the financial position of Seller at the respective dates indicated and the results of operations of Seller for the respective periods indicated, and the reviewed financial statements do not omit to state or reflect any material fact concerning Seller required to be stated or reflected therein or necessary to make the statements therein not misleading.

        9.6. EVENTS SUBSEQUENT TO FINANCIAL STATEMENTS. Since the date of the financial statements referred to in Section 9.5 above, except as set forth in
Schedule 9.6 there has been no, and there has been no threatened or anticipated:


    (a) material adverse change in the financial condition, assets, liabilities, prospects, or business of Seller;

    (b) damage, destruction, or loss, whether or not covered by insurance, materially adversely affecting the business, prospects or any property of Seller or any material deterioration in the operating condition of Seller's assets;

    (c) declaration, setting aside or payment of a dividend, return of capital or other distribution in respect of any of any of Seller's capital stock, or any direct or indirect redemption, purchase or other acquisition of any capital stock or securities convertible into or exchangeable for such capital stock;

    (d) strike, lockout, labor trouble or any event or condition of any character materially adversely affecting the business, properties or prospects of Seller;

    (e) mortgage or pledge of or creation of any other lien, claim or encumbrance with respect to any of any Seller's assets, whether tangible or intangible;

    (f) making or authorization of any capital expenditures in excess of $200,000 without the written approval of Purchaser;

    (g) cancellation or waiver of any debts or claims of substantial value or any cancellation or waiver of any debts or claims against any affiliate of Seller;

    (h) sale, transfer or other disposition of any assets of Seller, except sales of assets in the ordinary course of business and the assignment of all assets of Betelgeuse Productions, Inc., a New York corporation, to Seller (other than those related to nProcess, Inc., a Delaware corporation);

    (i) payment, discharge or satisfaction of any liability or obligation, whether accrued, absolute, contingent, or otherwise, by Seller, other than the payment, discharge or satisfaction, in the ordinary course of business, of liabilities or obligations shown or reflected on the financial statement attached hereto or incurred in the ordinary course of business since the date thereof;

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    (j) adverse change or any threat of any adverse change in Seller's relations with, or any loss or threat of loss of, any of Seller's important suppliers, clients or customers;

    (k) write-offs as uncollectible of any notes or accounts receivable of Seller or write-downs of the value of any assets or inventory by Seller other than in immaterial amounts or in the ordinary course of business consistent with past practice;

    (l) change by Seller in the method of accounting or keeping its books of record or accounting practices, or any write-up of the book value of any of Seller's assets;

    (m) creation, incurrence, assumption or guarantee by Seller of any obligations or liabilities, whether absolute, accrued, contingent, or otherwise and whether due or to become due, except in the ordinary course of business or any creation, incurrence, assumption or guarantee by Seller of any indebtedness for money borrowed;

    (n) disposition of or failure to keep in effect any rights in, to or for the use of any material patent, trademark, service mark, trade name or copyright used by Seller, or any disclosure to any person not an employee or other disposition of any trade secret, process or know-how belonging to or used by Seller; or

    (o) any transaction, agreement or event outside the ordinary course of Seller's business or inconsistent with past practice.


        9.7. UNDISCLOSED LIABILITIES. Seller does not have any liabilities or obligations whatsoever, whether due or to become due, accrued, absolute, contingent, or otherwise, including liabilities for or in respect of taxes (including, without limitation, any interest or penalties relating thereto), and Seller knows of no basis for any claim against Seller for any liability, except
(a) to the extent set forth and used in determining the net worth of Seller in the financial statements, (b) to the extent specifically set forth in this Agreement or on any of the Schedules delivered pursuant hereto, or (c) liabilities or obligations incurred in the normal and ordinary course of Seller since compilation of the financial statements. Seller does not know and has no reasonable ground to know of any basis for the assertion against Seller of any liability of any nature not included on the financial statements or incurred in the ordinary course of business since the date thereof.

        9.8. TAXES. Except as set forth in Schedule 9.8:


    (a) No audit of any federal, state or local income tax returns or other tax returns by Seller is in progress, or threatened.

    (b) There exists no past due unpaid federal, state or local income or other tax or any tax deficiency by a governmental agency or authority having jurisdiction assessed against Seller, except for occupancy taxes in the approximate amount of $200,000.

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    (c) All income, profits, franchise, sales and use, occupation, property, excise, ad valorem and other taxes due have been fully paid, or adequate reserves have been set up for the same and reflected on the financial statements, except reserves for such as may have accrued or been incurred in the ordinary course of business since the compilation of the financial statement.

    (d) There exist no grounds for the assertion or assessment of any additional taxes against Seller or its assets.

    (e) No waiver of any statute of limitations has been given and is in effect against Seller.


        9.9. REAL AND PERSONAL PROPERTY OWNED. Seller has good and marketable title to all its real and personal property reflected as being owned by it, subject to the pledge of its accounts receivable to Atlantic Bank and purchase money liens on its equipment, all as disclosed in the financial statements.


        9.10. NECESSARY PROPERTY; TITLE TO ASSETS. The tangible property owned or leased by Seller, and the intangible personal property constitute all of such property now used in, and necessary for the conduct of, the business of Seller in the manner and to the extent presently conducted or planned by it. There exists no restriction or reservation affecting Seller's title to or the utility of its assets which would prevent it from utilizing such assets, or any part thereof after the purchase is consummated, to the same full extent that it might continue to do so if the transaction contemplated hereby did not take place.

        9.11. USE AND CONDITION OF PROPERTY. All currently used property and assets of Seller are in good operating condition and repair, reasonable wear and tear excepted, as required for their use in the business of Seller as presently conducted or planned; and no notice of any violation of any law, statute, ordinance, or regulation or assessment for public improvements relating to any of such property or assets has been received by Seller except such as have been fully complied with. All improvements located on, and the use presently being made of all real property, leased or owned by Seller, comply with all applicable zoning ordinances and all other applicable laws. Seller is not aware of any proposed, pending or threatened change in any such code, ordinance or standard that would adversely affect the business of Seller or the use of its property and assets. Seller has not received any written or oral notice or order by any governmental or other public authority, any insurance company which has issued a policy with respect to any of such properties or any board of fire underwriters or other body exercising similar functions which (a) relates to violations or alleged violations of building, safety, fire or other ordinances or regulations,
(b) claims any defect or deficiency with respect to any of such properties or
(c) requests the performance of any repairs, alterations or other work to or in any of such properties or in the streets bounding the same.

    Seller is not aware of any proposed, pending, or threatened condemnation proceeding or similar action affecting the property or assets of Seller and there are no proposed, pending or threatened changes with respect to any streets or public amenities appurtenant thereto or in the vicinity thereof which would adversely affect the business of Seller or the use of its property and assets.

        9.12. INVENTORY. All the inventories of Seller, including those reflected in the financial statements referred to in Section 9.5, are valued at the lower of cost or market, the cost thereof being determined on a first-in, first-out basis, except as disclosed in such financial statements. All of the inventories of Seller reflected in such financial statements and all inventories acquired since the date thereof consist of items of a quality and quantity usable and saleable in the ordinary course of Seller's business within a reasonable period of time and at normal profit margins, and all of the raw materials and work-in-process inventory of Seller reflected in such financial statements and all such inventories acquired since the date thereof can reasonably be expected to be consumed in the ordinary course of business within a reasonable period.

        9.13. ACCOUNTS RECEIVABLE. All the accounts and notes receivable of Seller represent amounts receivable for services actually provided, or, in the case of non-trade accounts or notes, represent amounts receivable in respect of other bona fide business transactions, have arisen in the ordinary course of business, are not subject to any counterclaims or offsets and have been billed and are generally due within thirty (30) days after such billing. Seller has no reason to believe that any such receivables are not fully collectible in the normal and ordinary course of business, except to the extent of a reserve in an amount not in excess of the reserve for doubtful accounts reflected on the financial statements. There are no refunds, reimbursements, discounts or other adjustments payable by Seller, and there are no deposits held by Seller which may in the future become due to Seller's customers except as set forth in a certificate heretofore delivered by Seller setting forth, at the date of such certificate, the amount of customer deposits held by Seller. Except with respect to Atlantic Bank, there are no defenses, rights of set-off, assignments, pledges, liens, encumbrances, claims, equities or conditions enforceable by third parties with respect to Seller's accounts receivable.

        9.14. CONTRACT AND COMMITMENTS. Except as set forth on Schedule 9.14 hereto, Seller does not have outstanding:


    (a) Any contract providing for an expenditure by Seller for the purchase of any real property, machinery, equipment or other items which are in the nature of capital investment; or any contract providing for an expenditure by Seller for the purchase of supplies or other items which are in the nature of inventory which are not in the ordinary course of business and consistent with the ordinary course of business and consistent with past business practices of Seller, except as approved in writing by the Purchaser.

    (b) Any contract, bid or offer to sell products or to provide services to third parties which (1) is at a price which would result in a net loss on the sale of such products or providing such services, or (2) is pursuant to terms or conditions Seller cannot reasonably expect to satisfy or fulfill in their entirety.

    (c) Any revocable or irrevocable power of attorney to any person, firm, or seller for any purpose whatsoever.

    (d) Any loan agreement, indenture, promissory note, conditional sales agreement, or other similar type of agreement other than those reflected in the financial statements or otherwise disclosed in writing to Purchaser.

    (e) Any other material contract or commitment which is not cancellable on thirty (30) days notice or less and which is not specifically set forth on any other Schedule hereto, or otherwise in this Agreement.

    All leases, contracts and other commitments to which Seller is a party or by which it is bound are in full force and effect; all parties to such leases, contracts and other commitments have complied with the provisions thereof; no such party is in default under any of the terms thereof; and no event has occurred that with the passage of time or the giving of notice or both would constitute a default by any party under any provision thereof.

        9.15. FRANCHISES. A list of all licenses, franchises, agreements, or authorizations of any kind under which Seller does business is set forth in
Schedule 9.15. True and correct copies of all such written licenses, franchises, agreements or authorizations have been delivered to Purchaser; and, to Seller's knowledge, none of Seller's rights under such agreements are being contested and Seller is not in default under the terms of any such agreements.

        9.16. DEBT INSTRUMENTS. A list of all instruments defining the terms on which Seller has borrowed or is committed to loan money outside of the ordinary course of its business, or has given or committed to give a guarantee of any obligation or any other person is set forth in Schedule 9.16. True and correct copies of such instruments and true and correct summaries of any oral agreements relating to the matters set forth in Schedule 9.16 have been delivered to Purchaser.

        9.17. REASONABLENESS AND VALIDITY OF CONTRACTS. No purchase commitment for materials, supplies, component parts or other items of inventory to which Seller is a party is in excess of normal, ordinary, usual and current requirements of its business or at a price in excess of the current reasonable market price. Each of the contracts and agreements to which Seller is a party is a valid and binding obligation of the parties thereto in accordance with its terms and conditions. No party to any such contract or agreement is in default with respect to any term or condition thereof, nor has any event occurred which, through the passage of time or the giving of notice, or both, would constitute a default thereunder or would cause the acceleration of any obligation of any party thereto or the creation of a lien or encumbrance upon any asset of Seller.

        9.18. NO BREACH OF CONTRACT. Seller is not in default under, or in violation of, any provision of its operating agreement, Bylaws, any promissory note, indenture or any evidence of indebtedness or security therefore, lease, contract, purchase or other commitment or any other agreement to which Seller is a party or by which Seller is bound which may result in a material adverse effect on the business or condition, financial or otherwise, of Seller.

        9.19. LITIGATION. Except as set forth in Section 4 with respect to the DeFilippe Litigation and Schedule 9.19, there is no suit, claim, action or proceeding now pending or threatened before any court, administrative or regulatory body, or any governmental agency, nor is Seller aware of any grounds therefor, to which Seller is a party or which may result in any judgment, order, decree, liability or other determination which will, or could have any material adverse effect upon the business or conditions, financial or otherwise, of Seller. No such judgment, order or decree has been entered against Seller nor any such liability incurred which has, or could have, such effect. There is no claim, action or proceeding now pending or threatened before any court, administrative or regulatory body, or any governmental agency, nor is Seller aware of any grounds therefor, which will, or could, prevent or hamper the consummation of the transactions contemplated by this Agreement.

        9.20. COMPLIANCE WITH LAWS. Schedule 9.20 sets forth a list of all material permits, certificates, licenses, orders, registrations, franchises, authorizations and other approvals (including those relating to environmental matters) from all federal, state, local and foreign bodies and held by Seller. Seller holds all licenses and permits necessary and required for the conduct of its businesses. Such licenses and permits are valid and in full force and effect, and will not be terminated or otherwise adversely affected by the consummation of the transactions contemplated hereby. All claims, suits, actions or proceedings (including government investigations and audits) pending or threatened at any time since June 30, 1999, and the disposition thereof, relating to the release, discharge or emission of any pollutants or contaminants (including hazardous and toxic substances) or the handling, generation, treatment, storage or disposal of any wastes or otherwise relating to the protection of the environment resulting from or relating to the operation of Seller are identified on Schedule 9.20 hereto. With respect to each such pending, threatened or prior matter, Schedule 9.20 lists the date of the claim, suit, action or proceeding (including governmental investigations and audits), the claimant or investigating agency, the nature and a brief description of the matter, the damages claimed or relief sought, and the status or outcome of the matter. Except as disclosed on Schedule 9.20, since June 30, 1999, no notice, citation, summons or order has been issued, no complaint has been filed, no penalty has been assessed, no claim has been asserted and no investigation, proceeding (including governmental investigations and audits) or review has been conducted or is pending or threatened by any governmental or other entity (a) with respect to any alleged violation by Seller of any law, ordinance, rule, regulation or order of any governmental entity, or (b) with respect to any alleged failure by Seller to have any permit, certificate, license, approval, registration or authorization required in connection with its business, or (c) with respect to any release, generation, treatment, storage, recycling, transportation or disposal of wastes (including any hazardous or toxic or polluting substances) generated or released by Seller or any other environmental matter. Seller has not treated, stored for more than ninety (90) days, recycled or disposed of any hazardous, toxic or polluting substances on any property now or previously owned or leased by Seller, nor has anyone else treated, stored for more than ninety (90) days, recycled or disposed of any hazardous, toxic or polluting substances on any property now or previously owned or leased by Seller. Seller has complied with each and is not in violation of any federal, state or local law, regulation, permit, provision or ordinance relating to the generation, storage, transportation, treatment or disposal of wastes (including hazardous, toxic or polluting substances), has obtained and adhered to all necessary permits or other approvals necessary to store, dispose or otherwise handle wastes (including hazardous, toxic and polluting substances), and has reported, to the extent required by federal, state and local law, all past and present sites where wastes (including hazardous, toxic or polluting substances), if any, from Seller have been treated, stored or disposed. Seller has not transported any hazardous, toxic or polluting substances or arranged for the transportation of such substances to any location which is the subject of federal, state or local enforcement actions or other investigations which may lead to claims against Seller or Purchaser for cleanup costs, remedial work, damages to natural resources or for personal injury claims, including, but not limited to, claims or investigations under the federal Comprehensive Environmental Response Compensation and Liability Act of 1980, as amended ("CERCLA"). Seller shall assume and be solely liable and responsible for any and all claims, suits, actions, liabilities, costs, damages, expenses or judgments of any kind relating to pollution control cleanup costs, remedial work or the environmental matters (including, but not limited to, claims or investigations under CERCLA) relating to, or arising out of, the use, possession or operation by Seller of its business, properties or assets prior to the Closing.

        9.21. OFFICERS, DIRECTORS, EMPLOYEES, AND CONSULTANTS. Set forth on
Schedule 9.21 hereto is a complete list of:


    (a) All directors of Seller.

    (b) All officers (with office held) of Seller.

        9.22. INDEBTEDNESS TO AND FROM OFFICERS, DIRECTORS, AND OTHERS. Except as set forth on Schedule 9.22 hereto, Seller is not indebted to any director, officer, employee, or agent of Seller except for amounts due as normal salaries, wages, bonuses, and reimbursements of ordinary expenses on a current basis.

        9.23. OUTSIDE FINANCIAL INTERESTS. Except as set forth in Schedule 9.23 and with the exception of nProcess, Inc., a Delaware Corporation, no officer or director of Seller has any direct or indirect financial interest in any competitor, supplier or customer of Seller; provided, however, that for this purpose ownership of corporate securities having no more than 2% of the outstanding voting power of any competitor, supplier or customer which securities are listed on any national securities exchange or traded actively on the national over-the-counter market shall not be deemed a financial interest provided such person has no other connection or relationship with such competitor, supplier, or customer. With regard to SAS Funding, an entity which is 50% owned by Sam Domenico, Seller is party to equipment leases with SAS Funding which leases are disclosed on Exhibit 1.1, and such leases were entered into in arms length transactions with SAS Funding.

        9.24. COMPENSATION AND PERQUISITES OF AGENTS AND EMPLOYEES. Seller has properly and accurately reflected on its books and records all compensation paid to and perquisites provided to or on behalf of its agents and employees. Such compensation and perquisites have been properly and accurately disclosed in the financial statements, proxy statements and other public or private reports, records or filings of Seller, to the extent required by law. Neither the Internal Revenue Service nor any other federal, state local or other governmental agency or entity has initiated or threatened any investigation of any deduction claimed by Seller with respect to any of such compensation or perquisites, the disclosure of such compensation or perquisites in any public or private reports, records or filings of Seller, or otherwise relating to such compensation or perquisites.

        9.25. LABOR AGREEMENTS, EMPLOYEE BENEFITS, AND EMPLOYMENT AGREEMENTS. Except as set forth in Schedule 9.25 hereto, there are no long-term employment contracts or agreements between Seller and any employee, and each of such contracts or agreements set forth on Schedule 9.25 shall be in full force and effect as of the Closing Date and shall remain so after giving effect to the transactions contemplated by this Asset Purchase Agreement. All other employment arrangements are oral and may be terminated by Seller at will, except to the extent that "at will" terminations are limited, restricted or prohibited by applicable state or federal law. Except as set forth in Schedule 9.25 hereto, Seller is not a party to (a) any union, collective bargaining or similar agreement, (b) any plan or policy providing for "fringe benefits" to its employees, including but not limited to, vacation, disability, sick leave, medical, hospitalization, life insurance and other insurance plans, and related benefits. There are no negotiations, demands or proposals which are pending or have been made which concern matters that would be covered, by the type of agreements listed in this Section.

        9.26. OVERTIME, BACK WAGES, VACATION AND MINIMUM WAGES. No present or former employee of Seller has any material claim against Seller, whether under federal or state law, any employment agreement, or otherwise, on account of or for (a) overtime pay, other than overtime pay for the current payroll period,
(b) wages or salary for any period other than the current payroll period, (c) vacation, time off or pay in lieu of vacation or time off, other than that earned in respect of the current fiscal year, or (d) any violation of any statute, ordinance or regulation relating to minimum wages or maximum hours of work.

        9.27. DISCRIMINATION, OCCUPATIONAL SAFETY, WAGE-PRICE STATUTES, AND REGULATIONS. No person or party, including, but not limited to, governmental agencies of any kind, has any claim or basis for any action or proceeding, against Seller arising out of any statute, ordinance or regulation relating to discrimination in employment or employment practices, occupational safety and health standards, or inflationary wage or price standards which would have an adverse effect on the business or condition, financial or otherwise, of Seller.

        9.28. LABOR DISPUTES; UNFAIR LABOR PRACTICES. There is neither pending nor threatened any labor dispute, strike or work stoppage which affects or which may affect the business of Seller or which may interfere with the continued operation of Seller. Neither Seller nor any agent, representative or employee of Seller has committed any unfair labor practice as defined in the National Labor Relations Act of 1947, as amended, and there is not now pending or threatened any charge or complaint against Seller by the National Labor Relations Board or any representative thereof.

        9.29. INSURANCE POLICIES. Set forth on Schedule 9.29 hereto is a list of all insurance policies and bonds in force of which Seller is the owner, insured or beneficiary, or covering Seller and any of its properties, operations or personnel. Also set forth on Schedule 9.29 hereto is a listing of when each such policy or bond became effective. Policies thereon described evidence insurance in such amounts and against such risks and losses as are generally maintained with respect to comparable businesses and properties. There is no default with respect to any provision contained in any such policy, nor has there been any failure to give any notice or present any claim under any such policy in a timely fashion or in the manner or detail required by such policy. No notice of cancellation or non-renewal with respect to, or disallowance of any claim under, any such policy has been received by Seller. Seller has not been refused any insurance, nor has its coverage been limited by any insurance carrier to which it has applied for insurance or with which it has carried insurance during the last five (5) years. All products liability and general liability policies maintained by or for the benefit of Seller have been "occurrence" policies and not "claims made" policies.

        9.30. ENERGY REGULATIONS. Seller is not currently subject to any pending action resulting from a default or violation of any applicable statute, law, ordinance, decree, order, rule or regulation of any federal or state governmental body (including but not limited to the Department of Energy) relating to energy management, energy allocation or energy conservation.

        9.31. GUARANTEES. Seller is not a guarantor, indemnitor, or otherwise liable for any indebtedness of any other person or firm except as an endorser of checks received by Seller and deposited in the ordinary course of business.


        9.32. CERTAIN PAYMENTS. All of Seller's payments to agents, consultants and others have been in payment of bona fide fees and commissions and not as bribes, illegal or improper payments or payments to obtain any treatment to which Seller was entitled without such payment. Seller has not made any payment to any person whomsoever or to any entity whatsoever with respect to which a deduction could be disallowed under Section 162(c) of the Code. Neither the Internal Revenue Service, the Securities and Exchange Commission, nor any other federal, state, local, or foreign government agency or entity has initiated or threatened any investigation of any payments made by Seller and alleged to have been of the type covered by this Section 9.32.

        9.33. BROKER'S FEES. Neither Seller nor any of its officers, directors, or employees on behalf of Seller has paid or agreed to pay any brokerage fee, or commission or any finder's fees to any broker, agent or finder on account of this Agreement or any matters contemplated by it.

        9.34. BANK ACCOUNTS AND SAFE DEPOSIT BOXES. Set forth on Schedule 9.34 hereto are (a) the name, branch, account number, and purpose of all bank accounts maintained by Seller together with the names of authorized signatories on each such account, (b) the amounts and terms of each compensating balance and the reasons therefor, (c) the location of all safe deposit boxes maintained by Seller together with the names of the persons with authorized access thereto, and (d) the name and account number of all securities brokers with which Seller maintains a securities brokerage account and the names of all persons authorized to deal or give instructions therewith. All Seller's employees except as shall be designated at Closing shall be removed as signatories thereon or thereto.

        9.35. BOOKS AND RECORDS. The books of account, stock record books and minute books and other corporate records of Seller are in all material respects complete and correct, have been maintained in accordance with good business practices and the matters contained therein are accurately reflected, to the extent appropriate, on the Financial Statements. The operating agreement and Bylaws and all amendments thereto of Seller, and the minutes books and stock books of Seller have been made available to Purchaser and are correct and complete as of the date hereof. All of such records shall remain the property of Seller after Closing and shall be available to Purchaser on or before that date.

        9.36. GOVERNMENTAL CONSENT. No governmental permits, consents, filings, registrations, or qualifications are necessary to effect the transaction contemplated hereby.


        9.37. FULL DISCLOSURE. Seller shall provide full and unrestricted access to all financial records of Seller to Purchaser. No representation or warranty by Seller in this Agreement, or in any certificate, exhibit, schedule or other document furnished or to be furnished by Seller, pursuant hereto, contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary to make the statements contained therein not misleading.

        9.38. ABSENCE OF CERTAIN CONDITIONS. Since the date of the financial statements referred to in Section 9.5, Seller did not:


    (a) Mortgage, pledge, or subject to lien, lease, security interest or other charge or encumbrance any of the properties or assets of Seller;

    (b) Transfer, sell, or dispose of any of the assets or properties of Seller, except in the ordinary and usual course of business;

    (c) Incur, create, assume, or guarantee any indebtedness, liabilities, or obligations other than (a) in the usual and ordinary course of business and with a maturity date of less than one year or (b) that are incurred pursuant to contracts disclosed in the Schedule delivered pursuant hereto;

    (d) Enter into any contract or commitment or engage in any transaction which is not in the usual and ordinary course of business or which is inconsistent with past practices;

    (e) Make any material capital expenditure or enter into any lease of capital equipment or real estate, other than as set forth in Schedule 9.38(e);

    (f) Enter into any contract, other than in the ordinary course of business, which is to be performed in more than thirty (30) days, other than those described in writing to Purchaser;

    (g) Forgive or cancel any debts or claims or waive any rights except in the ordinary course of business;

    (h) Increase the rate of compensation to the officers, agents, or salaried employees of Seller, except as in the ordinary course of business;

    (i) Increase the rate of compensation to non-salaried employees of Seller, provided, however, that ordinary merit increases not unusual in character or amount may be made in the ordinary course of business;

    (j) Make any payments of severance or termination pay, except as in the ordinary course of business;

    (k) Enter into or amend any stock option, deferred compensation, bonus, profit-sharing, incentive compensation payment, pension, retirement, medical, hospitalization, life insurance, other insurance, or other benefit plan;

    (l) Enter into any employment contracts or collective bargaining agreement, except as in the ordinary course of business;

    (m) Issue any additional shares of stock or other securities other pursuant to the Membership Interest Purchase Agreement;

    (n) Make any distribution to any shareholders or members by way of dividends, purchase of shares, or otherwise, except as set forth in
     Schedule 9.6(c);

    (o) Make or institute any unusual or novel method of transacting business or change any accounting procedures or practices of its financial structure;

    (p) Make any amendments to or changes in its operating agreement or Bylaws;

    (q) Perform any act, or attempt to do any act, or permit any act or omission to act, which will cause a breach of any material contract, commitment or obligation to which Seller is a party;

Provided, however, that should Seller, in the ordinary course of business, take any action described in subsections (h), (j), (l) or (m) of this Section 9.38, Seller will provide reasonably prompt notice to Purchaser of the taking of such action.

        9.39. ERISA; EMPLOYEE BENEFIT PLANS. (a) Except as disclosed in Schedule 9.39, Seller does not sponsor or maintain and is otherwise not a party to or liable under any plan, program, fund or arrangement (whether or not qualified for Federal income tax purposes), whether benefitting a single individual or multiple individuals and whether funded or not, that is an "employee pension benefit plan," or an "employee welfare benefit plan," as such terms are defined in the Employee Retirement Income Security Act of 1974, as amended ("ERISA").
(b) Seller has not contributed nor does it contribute to any multi-employer plan (as defined in Section 3(37) of ERISA), incurred any liability under Section 4201 of ERISA for any complete or partial withdrawal from any multi-employer plan or assumed any such liability by any prior owner of any of its assets or properties. (c) Each employee pension benefit plan maintained by Seller and listed in Schedule 9.39 complies in all material respects with the requirements of ERISA. No "reportable event" within the meaning of Section 403 of ERISA has occurred with respect to any such plan and company has not engaged in any "prohibited transaction" within the meaning of Section 406(a) or (b) of ERISA or of Section 4975(c) of the Internal Revenue Code, with respect to any such plan; and no such plan has been terminated in accordance with the procedures set forth in Section 4041 or 4042 of ERISA. (d) No liability has been incurred by Seller for any tax imposed by Section 4975 of the Internal Revenue Code with respect to any plan described in Schedule 9.39. Seller has, and shall have, for all periods ending on or prior to the Closing, administered each employee pension benefit plan and each employee welfare benefit plan described in Schedule 9.39 in all material respects in compliance with the reporting, disclosure and all other requirements applicable thereto under ERISA, the Internal Revenue Code or any other applicable law.

10. ADDITIONAL REPRESENTATIONS AND WARRANTIES AND COVENANTS OF SELLER.

    Seller represents and warrants the following to be true on the date of this Agreement and as of the Closing Date:

    (a) The Seller owns the Purchased Assets free and clear of all Liens of any nature except as otherwise disclosed in this Agreement, the schedules attached hereto or in Seller's financial statements provided to Purchaser.

    (b) The Purchased Assets shall be operated and maintained in accordance with Seller's normal operating standards until the Closing except reasonable wear and tear incurred in the normal course of Seller's Business is permitted.

    (c) Seller shall not sell, dispose of, transfer, or encumber any of the Purchased Assets after the execution of this Agreement except in the regular course of its business and with the express approval of Seller.

    (d) Seller shall indemnify and hold Purchaser harmless from any claim or liability that Purchaser may be subject to as a result of the failure of Seller to comply with any laws pertaining to the transfer of assets in bulk, including the Bulk Sales Act, as more specifically set forth in
     Section 16.

11. REPRESENTATIONS AND WARRANTIES OF PURCHASER.

        11.1. CORPORATE EXISTENCE AND QUALIFICATION. Purchaser is duly organized, validly existing, and in good standing under the laws of its state of organization and is duly qualified to conduct its business in each jurisdiction where the nature of its business or its properties require it be so qualified. Purchaser has the power and authority to own and use its properties and to transact the business in which it is engaged, and to enter into this Agreement and to consummate the transaction contemplated hereby.

        11.2. AGREEMENT LEGAL AND AUTHORIZED. The execution and delivery of this Agreement does not, and the consummation by Seller of the transactions contemplated herein and the fulfillment by Seller of the terms, conditions, and provisions hereof, will not:


    (a) conflict with, or result in a breach of, any of the terms, conditions or provisions of, or constitute a default under organizational documents or any agreement or other instrument to which Seller is a party or by which any of its properties or assets are bound, or grant any other party the right to terminate an agreement with Seller;

    (b) conflict with, violate or result in a breach of any law, administrative regulation or court decree applicable to Purchaser;

    (c) result in the creation or imposition of any lien, charge or encumbrance of any nature upon any of the properties or assets of Purchaser.


        11.3. VALID AND BINDING OBLIGATION. Purchaser has the right, power, legal capacity and authority to enter into and perform its obligations under this Agreement. The execution, delivery and performance of this Agreement have been duly authorized by all necessary corporate action on the part of the Purchaser. This Agreement constitutes a valid, binding, and enforceable obligation of Purchaser.

        11.4. NO BREACH OF CONTRACT. Purchaser is not in default under, or in violation of, any provision of its Articles of Incorporation, Bylaws, any promissory note, indenture or any evidence of indebtedness or security therefore, lease, contract, purchase or other commitment or any other agreement to which Purchaser is a party or by which Purchaser is bound which may result in a material adverse effect on the business or condition, financial or otherwise, of Purchaser.

        11.5. BROKER'S FEES. Neither Purchaser nor any of its officers, directors, or employees on behalf of Purchaser has paid or agreed to pay any brokerage fee, or commission or any finder's fees to any broker, agent or finder on account of this Agreement or any matters contemplated by it.

     11.6. FULL DISCLOSURE. No representation or warranty by Purchaser in this Agreement, or in any certificate, exhibit, schedule or other document furnished or to be furnished by Purchaser, pursuant hereto, contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary to make the statements contained therein not misleading.

     11.7. UNDISCLOSED LIABILITIES. Purchaser does not have any liabilities or obligations whatsoever, whether due or to become due, accrued, absolute, contingent, or otherwise, including liabilities for or in respect of taxes (including, without limitation, any interest or penalties relating thereto), and Purchaser knows of no basis for any claim against Purchaser for any liability, except (a) to the extent set forth and used in determining the net worth of Purchaser in its financial statements included in the Filings (as such term is defined in Section 11.8 hereof) (the "Purchaser Financial Statements"), (b) to the extent specifically set forth in this Agreement or on any of the Schedules delivered pursuant hereto, or (c) liabilities or obligations incurred in the normal and ordinary course of Purchaser since compilation of the most recent of the Purchaser Financial Statements. Purchaser does not know and has no reasonable ground to know of any basis for the assertion against Purchaser of any liability of any nature not included on the Purchaser Financial Statements or incurred in the ordinary course of business since the date thereof.

     11.8. SEC FILINGS.


    (a) Purchaser has made available to Seller (i) its annual report on Form 10-KSB for its fiscal year ended December 31, 1999 (the "10-KSB"), (ii) and its quarterly report on Form 10-QSB for its fiscal quarters ended March 31, 2000 and June 30, 2000 (the "10-QSBs") (the 10-KSB and 10-QSBs are collectively referred to herein as the "Filings"). None of the Filings, as of their respective filing dates, contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading, and all such filed documents (including the financial statements contained therein), as of their respective filing dates, complied as to form in all material respects with the applicable requirements of the Securities Exchange Act of 1934, as amended.

    (b) The financial statements of Purchaser (including the related notes) included in each of the Filings fairly present the financial position of Purchaser and the results of operations and changes in financial condition as of the dates and periods therein specified. Such financial statements (including the related notes) have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved (except as otherwise noted therein).

     11.9. NO MATERIAL ADVERSE CHANGE. Since June 30, 2000, there has been no material adverse change in the assets or liabilities, or in the business or condition, financial or otherwise, or in the results of operations of Purchaser.

12. SELLER'S CLOSING OBLIGATIONS.

    At Closing, Seller shall deliver or cause to be delivered to Purchaser the following documents:

    (a) All necessary assignments, consents, certificates of title, and other documents or instruments of transfer which shall contain full warranties of title as shall be effective to vest in Purchaser all of Seller's right, title, and interest in and to all of the assets being conveyed pursuant to this Asset Purchase Agreement, free and clear of all liens, charges, encumbrances, and restrictions;

    (b) All contracts, files, commitments, and rights pertaining to Seller's Business and other data relating to its operations;

    (c) Certificates of Good Standing for Seller;

    (d) Resolution of Board of Directors of Seller, along with a Certificate of Incumbency of Directors and Officers, authorizing execution, delivery, and performance of this Agreement and all documents required for Closing;

    (e) Certified copy of Minutes of Shareholders' meetings of Seller authorizing the entry and completion of all transactions hereunder;

    (f) Evidence of all insurance policies, permits, license, and use rights of the Business;

    (g) Consulting and Non-Compete Agreement executed by Sam Domenico substantially in the form of Exhibit 12(g);

    (h) A four year employment agreement with John Servidio substantially in the form of Exhibit 12(h);

    (i) Closing Statement; and

    (j) Opinion of Fulbright & Jaworski L.L.P., counsel to Seller as set forth in Section 7.


13. PURCHASER'S CLOSING OBLIGATIONS.

    At Closing, Purchaser shall deliver to Seller:


    (a) Payment of the Purchase Price as set forth in Section 3;

    (b) Resolution of Board of Directors of Purchaser, authorizing the execution of this Agreement and all documents required for Closing;

    (c) An undertaking of certain shareholders of Purchaser providing that, until Seller shall have obtained the release of John Servidio and Sam Domenico from their respective obligations on the Assumed Leases and the Atlantic Bank Line of Credit, as set forth in Section 18, those shareholders shall cast their respective votes in connection with the election of directors of Seller to elect Sam Domenico to said Board;

    (d) Execution of all other agreements, instruments, and certificates executed by Purchaser that require Purchaser's agreement and execution;

    (e) Certificate of Good Standing;

    (f) Opinion of Spector Gadon & Rosen as set forth in Section 8(a); and

    (g) Closing Statement.


14. OPERATION OF BUSINESS PENDING CLOSING.

        14.1. AFFIRMATIVE COVENANTS OF SELLER. During the period from the date of this Asset Purchase Agreement to the Closing Date, Seller shall:


    (a) Conduct the Business according to the ordinary and usual course and use Seller's best efforts to maintain and preserve the organization of the Business, its employees, and relationships with suppliers, customers, and others, it being understood that Atlantic Bank has indicated that Purchaser may have to show its credit worthiness to maintain Seller's line of credit upon consummation of the transactions contemplated by this Asset Purchase Agreement.

    (b) Promptly inform Purchaser in writing of any material changes or material matters relating to the business, including, without limitation, any adverse changes in the results of operations or financial position of the Business or any litigation, proceeding, or government investigation instituted or threatened against Seller relating to the Business or the occurrence of any factor that might give rise to any litigation, proceeding, or investigation as aforesaid.

    (c) Afford to Purchaser and its counsel, auditors, and authorized representatives full access to all personnel, properties, records, and documents of the Business and shall furnish such financial and other information with respect to the Business, its personnel, and property as Purchaser may reasonably require.

    (d) Keep Seller adequately insured against fire and casualty until the Closing Date. Seller shall show continuing evidence that the Seller is adequately insured against fire and casualty after the Closing Date until all obligations to Purchaser have been satisfied. If any part of the Seller's assets is damaged or destroyed by fire or casualty before the Closing Date, such assets shall be replaced or repaired at Seller's expense. If it is impossible or impractical to repair or replace such assets before the Closing Date, the Purchase Price shall be reduced by the amount of the loss resulting from the fire or casualty, unless the value of such damaged or destroyed assets exceeds Fifty Thousand ($50,000.00) Dollars, in which case, at Purchaser's option, this Agreement may be terminated and all deposits returned in full to Purchaser.

    (e) Cause all property owned or leased by it to be insured against all ordinary and insurable risks (except in respect of any leased property where the terms of the lease do not impose on lessee the obligation to maintain insurance) and will operate, maintain, and repair all its property in a careful, prudent, and efficient manner.

        14.2. NEGATIVE COVENANTS OF SELLER. During the period from the date of this Asset Purchase Agreement to the Closing Date, Seller shall not, without the prior written consent of Purchaser:


    (a) Mortgage, pledge, or subject to lien, security interests, or other obligations or encumbrance any of the Seller's assets other than in the ordinary course of business;

    (b) Sell or otherwise transfer any of the Seller's assets other than the sale of inventory in the ordinary course of business; or

    (c) Enter into any contract or agreement relating to the business not in the usual ordinary course or terminate or make any material change in any of such contracts.

15. NO SHOPPING OR SOLICITATION.

    Neither Seller nor any of its officers, directors, members, agents, shareholders, affiliates, or persons acting on behalf of Seller or any such person will, directly or indirectly,

    (a) solicit, engage in discussions, or negotiate with any person, whether such discussions or negotiations are initiated by Seller, any of the foregoing persons, or otherwise, or take any other action intended or designed to facilitate the efforts of any person other than Purchaser or Purchaser's representatives relating to any possible alternative agreement to the transactions contemplated by this Asset Purchase Agreement (with any such efforts by any such person to be referred to as an "Alternative Transaction");

    (b) provide information to any person with respect to Seller relating to a possible Alternative Transaction;

    (c) enter into an agreement with any person providing for a possible Alternative Transaction, or

    (d) make or authorize any statement, recommendation, or solicitation in support of or approving any Alternative Transaction.

16. SELLER'S COMPLIANCE WITH BULK SALES ACT.

    Seller agrees that it shall comply in all respects with the provisions of the applicable Bulk Sales Act relating to the sale of property and/or assets in bulk, by giving notice to the appropriate governmental agency in the relevant jurisdiction of the proposed sale of Purchased Assets pursuant to this Asset Purchase Agreement.

17. CHANGE OF SELLER'S NAME.

    On or within five (5) business days of the Closing Date, Seller shall change its name to a name that does not include the name "Betelgeuse".

18. PURCHASER'S UNDERTAKING TO OBTAIN RELEASE OF CERTAIN OBLIGATIONS

    Purchaser agrees to use its best efforts to obtain the release of John Servidio and Sam Domenico from their respective obligations on the Assumed Leases; provided, however, that under no circumstances shall the failure of Purchaser to obtain such releases be construed or deemed a default under, or breach of, this Asset Purchase Agreement.

    Purchaser agrees to pay up to One Million Four Hundred Thousand ($1,400,000.00) Dollars to obtain the release of the personal guaranties of Servidio and Domenico with respect to the Atlantic Bank Line of Credit within one year from the Closing Date. In furtherance of Purchaser's undertakings in this Section:

    (a) As of the Closing Date, Purchaser will have a positive net working capital of not less than $1,400,000 represented in part by cash and marketable securities in at least that amount.

    (b) Commencing 30 days after the Closing and on the first day of each month thereafter through and including the twelfth (12th) monthly anniversary of the Closing Date, Purchaser agrees to pay or cause to be paid $120,000 per month for the first eleven (11) payment dates, and $80,000 on the twelfth payment date to pay down the amounts due under the Atlantic Bank Line of Credit, which funds will be paid from Purchaser's working capital, and until the release of the personal guarantees of John Servidio and Sam Domenico on the Assumed Leases and the Atlantic Bank Line of Credit are obtained, no dividends, loans or other distributions of any cash flow attributable to Betelgeuse will be made by Betelgeuse without the consent of John Servidio and Sam Domenico. Any amounts advanced under the Atlantic Bank Line of Credit shall be used only for the normal operations of Betelgeuse and for no other purpose.

19. PURCHASER'S COVENANT CONCERNING THE PAYMENT OF CERTAIN INDEBTEDNESS.

    On or before Closing, Purchaser will have paid all outstanding taxes and legal fees scheduled to be paid pursuant to prior bankruptcy proceedings as set forth in Purchaser's Annual Report on Form 10-KSB for the period ended December 31, 1999.

20. PURCHASER'S COVENANT CONCERNING FORMS W-2

    Pursuant to the alternative procedure proscribed by Revenue Procedure 96-60, Purchaser will assume Seller's obligation to furnish Forms W-2 for the calendar year ending December 31, 2000 to persons who are employed by Seller as of the Closing ("Closing Employees"). In such event Seller will provide Purchaser with any information not available to Purchaser relating to periods ending on the Closing Date necessary for Purchaser to prepare and distribute Forms W-2 to Closing Employees for the year ending December 31, 2000, which Forms W-2 will include all remuneration earned by Closing Employees from both Seller and Purchaser during the year ending December 31, 2000, and Purchaser will prepare and distribute such Forms.

21. TERMINATION

    This Agreement may be terminated at any time prior to Closing only by mutual consent of Purchaser and Seller or by either if the other is in material breach of this Asset Purchase Agreement. In addition, if Seller's Earnings Before Interest, Taxes, Depreciation, and Amortization ("EBITDA") for its fiscal year ended June 30, 2000 is less than One Million Two Hundred Thousand ($1,200,000) Dollars (without taking into account any reserve for the DeFillipe Litigation), Purchaser shall have the option of terminating the transaction without penalty and obtain the return of all amounts advanced by the Seller (other than the $25,000 previously paid to Seller as set forth in clause (a) of Section 3.1), and, in such event, Seller shall pay Purchaser One Hundred Thousand ($100,000) dollars to reimburse Seller for its costs and expenses, and not as a penalty. If any party to this Asset Purchase Agreement shall willfully fail to perform its obligations, any other party may seek any available legal or equitable remedies in addition to those provided in this Asset Purchase Agreement. The representations and warranties made by Purchaser and Seller in this Agreement shall survive through and until the Closing Date.

22. MISCELLANEOUS.

        22.1. INTEGRATION. This Asset Purchase Agreement and the other documents specifically referred to in this Asset Purchase Agreement contain the entire agreement between the Seller and Purchaser relating to the subject matter of this Asset Purchase Agreement and supersede all oral statements and prior writings with respect thereto, except such oral statements and prior writings relating to the financial condition or business prospects of Seller.

        22.2. SUCCESSORS AND ASSIGNS. All rights of Purchaser and Seller under this Asset Purchase Agreement shall inure to the benefit of their respective successors, assigns, and legal representatives and this Asset Purchase Agreement and all the provisions of this Asset Purchase Agreement shall be binding upon Purchaser and Seller and their respective successors, assigns, and legal representatives and all other persons or entities claiming under or through them. The term "Seller", when used in this Asset Purchase Agreement , shall include all such successors, assigns, and legal representatives. The term "Purchaser", when used in this Asset Purchase Agreement, shall include Purchaser's successors, assigns, and legal representatives. Notwithstanding any thing to the contrary in the foregoing, Seller may not assign or transfer any of its rights under this Asset Purchase Agreement without the prior written consent of Purchaser.

        22.3. TIME IS OF THE ESSENCE. Time is of the essence with regard to the performance of the obligations of Seller and Purchaser in this Asset Purchase Agreement and each and every term, covenant, and condition in this Asset Purchase Agreement by or applicable to Seller or Purchaser.

        22.4. HEADINGS. The headings preceding the text of the Sections of this Asset Purchase Agreement are inserted solely for convenience of reference only and shall neither define nor limit the provisions of this Asset Purchase Agreement nor constitute a part of this Asset Purchase Agreement nor shall they affect its meaning, construction, or effect.

        22.5. AMENDMENT. This Asset Purchase Agreement may not be amended, modified, changed, waived, terminated, or discharged orally, but only by an agreement in writing signed by both Seller and Purchaser.


        22.6. SEVERABILITY. Wherever possible each provision of this Asset Purchase Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but, if any provision of this Asset Purchase Agreement shall be found to be illegal, invalid, prohibited, or unenforceable for any reason whatsoever under such law, such provision shall be ineffective to the extent of such illegality, invalidity, prohibition, or unenforceability without invalidating the remainder of such provision or the remaining provisions of this Asset Purchase Agreement.

        22.7. COSTS, EXPENSES, AND TAXES. Each of the Purchaser and Seller shall pay its own expenses in connection with this Agreement and the transactions contemplated thereby, including the fees and expenses of counsel, certified public accountants, or other professionals.


        22.8. GOVERNING LAW. This Asset Purchase Agreement shall be governed and construed in accordance with laws of the State of New York (without giving effect to the conflicts of laws principles thereof) applicable to contracts made and to be performed in New York.

        22.9. FURTHER ASSURANCES. Each party to this Agreement covenants and agrees (i) to furnish all information and to make all filings required by any statute or governmental regulation (ii) to deliver any further instruments and
(iii) to take any further action that may be reasonably requested by the other in order to carry out the provisions and purposes of this Agreement.

        22.10. COUNTERPARTS. This Asset Purchase Agreement may be executed in one or more counterparts, each of which shall be deemed an original, and each of which when taken together shall constitute but one and the same instrument and shall be binding upon each of the undersigned as fully and completely as if all had signed the same instrument.


                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

    IN WITNESS WHEREOF, INTENDING TO BE LEGALLY BOUND AND INTENDING THIS TO BE A SEALED INSTRUMENT, SELLER AND PURCHASER HAVE EXECUTED THIS ASSET PURCHASE AGREEMENT.

    BETELGEUSE PRODUCTIONS, LLC, a limited liability company organized and existing under the laws of the State of Delaware.



                By: /s/ John Servidio
                    --------------------------------------------
                    Name: John Servidio

                    Title: President







                                        (Signatures continued on following page)

    SELECT MEDIA COMMUNICATIONS, INC., a corporation organized and existing under the laws of the State of New York.





                By: /s/ Mitch Gutkowski
                    --------------------------------------------
                    Name:      Mitch Gutkowski
                    Title:     Chief Executive Officer










                                        (Signatures continued on following page)

    BETELGEUSE PRODUCTIONS, INC., a corporation organized and existing under the laws of the State of Delaware.





                By:  /s/ James Mongiardo
                     -------------------------------------------
                     Name:      James Mongiardo
                     Title:     Chief Executive Officer

                                   Exhibit 1.1
                                Assumed Contracts


Employment Contracts

         -        Miguel Oldenburg
         -        Susan Hauenstein
         -        Beirne Lowry
         -        George Veloso
         -        Gary Woodruff
         -        John Grote
         -        Brian Longnecker
         -        Fred McGraw
         -        Jeff Wurtz
         -        Carlo Gennarelli
         -        Scott Lozea
         -        Angela Riveria Mayhole
         -        Alexis Rothberg

Other Contracts

                  Parallax Agreement - Seller has a relationship with Parallax
                      Audio whereby Parallax owns two audio suites managed by Seller; Seller provides various services (e.g., engineering, sales, client services, reception) to Parallax in exchange for 25% of Parallax's gross billing.

                  WNET Edit Suite Contract

                  Nprocess Agreement


1.1 Assumed Leases

         - Basset Properties Limited Partnership- Real Estate lease for 44 East 32nd Street- Expiring April 30, 2009
         - 475 Park Avenue South, Co.-Real Estate lease for 475 Park Avenue South- 10th floor- Expiring August 31, 2004

Equipment Agreements

Company                                            Original Amount                     Inception Date
-  Orix                                            $345,000                            2/98
-  AEL Lease                                       $299,765                            11 /97
-  GE Capital                                      $352,158                            5/98
-  Terminal Leasing                                $1,347,727                          1 /98
-  Terminal Leasing                                $774,296                            12/98
-  SAS Funding 96101                               $ 22,851                            6/96
-  SAS Funding 94107                               $40,000                             9/94
-  SAS Funding 97101                               $114,778                            9/97
-  SAS Funding 98101                               $29,100                             3/98
-  SAS Funding 99101                               $31,140                             5/99
-  SAS Funding 99104                               $100,000                            8/99
-  SAS Funding 98103                               $79,739                             8/98
-  SAS Funding 98102                               $80,100                             5/98
-  Terminal Leasing changed                        $982,000                            7/00- Start date
      to November 2000
-  Commercial Resources                            $165,000                            3/00
-  Commercial Resources                            $230,000                            11 /00

                                                     Exhibit 3.1 to Exhibit 10.8

                                Escrow Agreement

Escrow Agreement, dated June 6, 2001 (this "Escrow Agreement" or "Agreement") by, between, and among BETELGEUSE PRODUCTIONS, L.L.C., a Delaware limited liability company ("Betelgeuse"), SELECT MEDIA COMMUNICATIONS, INC., a New York corporation ("SMI"), and SPECTOR GADON & ROSEN, P.C., a Pennsylvania professional corporation ("Escrow Agent").

                                    RECITALS

         WHEREAS, SMCI has entered into an Asset Purchase and Sale Agreement, dated as of November 28, 2000 ("Asset Purchase Agreement"), providing for SMCI's acquisition of certain of the assets and liabilities of Betelgeuse.

         WHEREAS, In connection with and as a condition of that proposed acquisition, SMCI has agreed to establish an Escrow Account for the funding of certain of SMCI's obligations under the Asset Purchase Agreement.

         NOW, THEREFORE, intending to be legally bound and in accordance with the terms and conditions set forth in this Escrow Agreement, having determined that it is in their best interest to execute and deliver this Escrow Agreement, and for other good and valuable consideration, the receipt and adequacy of which is acknowledged, Betelgeuse, SMCI, and Escrow Agent agree as follows:

                                    AGREEMENT

 1    DEFINITIONS.

    Terms defined above shall have the meanings set forth therein and such definitions, by this reference, are incorporated in and made a part of Section
1.1 and this Escrow Agreement. Capitalized terms used and not otherwise defined in this Escrow Agreement shall have the meaning set forth in the Asset Purchase Agreement.


 1.1  GENERAL DEFINITIONS.

"CLOSING DATE" shall have the meaning referred to in the Asset Purchase
         Agreement.

"ESCROW ACCOUNT" shall mean the interest-bearing account established by Escrow Agent with Summit Bank.

 2    APPOINTMENT OF ESCROW AGENT.

    Betelgeuse and SMCI do hereby appoint and designate Spector Gadon & Rosen, P.C., as the Escrow Agent for the purposes herein set forth, and Spector Gadon & Rosen, P.C. does hereby accept the appointment and designation as the Escrow Agent for the purposes herein set forth.


 3    ESCROW FUNDS.

    Betelgeuse, SMCI, and the Escrow Agent hereby acknowledge that SMCI has tendered to the Escrow Agent the sum of one million dollars ($1,000,000) (the "Escrow Funds") to be held in escrow with the Escrow Agent in accordance with the terms hereof.


 4    DISBURSEMENT OF ESCROW FUNDS.

    The Escrow Agent agrees to deposit the Escrow Funds in the name of the Escrow Agent in the Escrow Account, and to disburse the Escrow Funds from the Escrow Account in accordance with the terms of this Escrow Agreement. All interest earned on the Escrow Funds shall be retained in the Escrow Account until disbursement of the principal thereof, and shall be paid to Betelgeuse upon the Termination Date, as such term is defined in Section 10 of this Escrow Agreement. All disbursements of the Escrow Funds required to be made by the Escrow Agent to the parties designated herein shall be made in accordance with the terms of this Escrow Agreement and all such disbursements so made shall be valid and effectual to discharge the liability of the Escrow Agent with respect thereto, provided the Escrow Agent is not guilty of gross negligence or willful misconduct.


 5    INDEMNIFICATION OF ESCROW AGENT.

    Betelgeuse and SMCI hereby agree to indemnify the Escrow Agent for, and to hold the Escrow Agent harmless from and against, any loss, damage, liability or expense incurred by the Escrow Agent, without gross negligence or willful misconduct on the part of the Escrow Agent, arising out of or in connection with the Escrow Agent entering into this Escrow Agreement and carrying out the duties of the Escrow Agent hereunder, including, without limitation, all costs, fees, and expenses (including, reasonable attorneys fees) of defending itself against any claim of liability arising under the terms hereof, provided the Escrow Agent does not violate the provisions hereof.

 6    LIABILITY OF ESCROW AGENT.

    The Escrow Agent shall have no responsibilities to Betelgeuse or SMCI, except those specifically provided herein, and the Escrow Agent shall not be responsible for anything done or omitted to be done by the Escrow Agent hereunder except for its own gross negligence or willful misconduct. Escrow Agent shall not be liable to Betelgeuse or SMCI for any actions taken by Escrow Agent (1) in accordance with the terms of this Escrow Agreement or the Asset Purchase Agreement, (2) upon the written instructions of Betelgeuse and SMCI,
(3) pursuant to a valid order of a court of competent jurisdiction, or (4) in good faith based upon the advice of counsel. The Escrow Agent may consult with counsel of its choice and shall have full and complete authorization and protection for any action taken or suffered by it hereunder in good faith in accordance with the opinion of such counsel.


 7    RELIANCE BY ESCROW AGENT.

    The Escrow Agent may rely, and shall be protected in acting, or in refraining from acting, upon any written notice, instruction or request furnished to it pursuant to specific provisions of this Escrow Agreement and the belief by the Escrow Agent that such written notice, instruction or request is genuine.


 8    DISPUTES.

    In the event there is a disagreement or controversy between Betelgeuse and SMCI concerning the performance by such parties with respect to the terms of this Escrow Agreement, resulting in adverse claims or demands being made on the Escrow Agent by Betelgeuse or SMCI in connection with this Escrow Agreement or the transactions evidenced hereby, or in the event the Escrow Agent, in good faith, is in doubt as to what action it should take hereunder, the Escrow Agent may, at its option:

  (a) refuse to comply with any claims or demands upon it or refuse to take any other action so long as such disagreement or doubt exists, and the Escrow Agent shall not be or become liable in any way to any person or entity for the failure or refusal of the Escrow Agent to act, and the Escrow Agent shall be entitled to so refrain from acting until;

      (i) the rights of Betelgeuse and SMCI have been fully and finally adjudicated by a Court of competent jurisdiction; or
      (ii) all differences between Betelgeuse and SMCI have been adjusted and all doubts resolved by agreement between those parties, and the Escrow Agent shall have been notified thereof in writing signed by both such parties; or

      (b) file a suit and interpleader and obtain an order from the Court of appropriate jurisdiction requiring all persons involved to interplead and litigate in such court their several claims and rights among themselves and with the Escrow Agent, in which case, upon the deposit of the Escrow Funds into the registry of the Court, the Escrow Agent shall be relieved of all further obligations or liabilities hereunder.

    In the event that the Escrow Agent receives any notice, authorization, request, demand or other communication from either Betelgeuse or SMCI, the Escrow Agent shall immediately forward a copy of any such notice, authorization, request, demand or other communication to the other party hereto. The purpose of this provision is to assure each of the parties hereto that it is informed of all dealings by all parties hereto with the Escrow Agent.


 9    ESCROW AGENT'S FEES AND EXPENSES.

    The Escrow Agent shall not charge any fee for the performance of its services under this Escrow Agreement but Betelgeuse and SMCI shall reimburse the Escrow Agent for any out-of-pocket expenses actually incurred by the Escrow Agent in the performance of its services hereunder.


 10    TERM OF AGREEMENT.

    This Escrow Agreement shall be effective as of the date hereof, and shall continue in force until the earliest to occur of (1) termination by an instrument in writing signed by Betelgeuse and SMCI, (2) the disbursement in full of the Escrow Funds, and (3) the first anniversary of the Closing Date, as such term is defined in the Asset Purchase Agreement (the earliest of such dates, to be referred to as the "Termination Date").


 11    RESIGNATION OF ESCROW AGENT.

    The Escrow Agent may resign and be discharged from its duties and obligations hereunder by giving notice in writing to Betelgeuse and SMCI of such resignation, specifying a date when such resignation shall take effect.


 12    REMOVAL OF ESCROW AGENT.

    The Escrow Agent agrees that Betelgeuse and SMCI may, by mutual agreement at any time, remove the Escrow Agent hereunder and substitute a bank, a savings and loan association, a trust company or any other financial institution or individual, mutually acceptable to such parties, in which event the Escrow Agent, upon receipt of such written notice, shall account for and deliver, or cause to be accounted for and delivered to such substituted Escrow Agent, the Escrow Funds, and thereafter, the Escrow Agent shall be discharged of all liability hereunder.


 13    MISCELLANEOUS.

   13.1 SUCCESSORS AND ASSIGNS. All rights of SMCI and Betelgeuse under this Escrow Agreement shall inure to the benefit of their respective heirs, executors, administrators, successors, assigns, and legal representatives and this Escrow Agreement and all the provisions of this Escrow Agreement shall be binding upon SMCI and Betelgeuse and their respective heirs, executors, administrators, successors, assigns, and legal representatives and all other persons or entities claiming under or through them. Notwithstanding anything to the contrary in the foregoing, Betelgeuse may not assign or transfer any of his rights under this Escrow Agreement without the prior written consent of SMCI.

   13.2 HEADINGS. The headings preceding the text of the Sections of this Escrow Agreement are inserted solely for convenience of reference and shall neither define nor limit the provisions of this Escrow Agreement nor constitute a part of this Escrow Agreement nor shall they affect its meaning, construction, or effect.

   13.3 AMENDMENT. This Escrow Agreement may not be amended, modified, changed, waived, terminated, or discharged orally, but only by an agreement in writing signed by both Betelgeuse and SMCI.

   13.4 SEVERABILITY. Wherever possible each provision of this Escrow Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but, if any provision of this Escrow Agreement shall be found to be illegal, invalid, prohibited, or unenforceable for any reason whatsoever under such law, such provision shall be ineffective to the extent of such illegality, invalidity, prohibition, or unenforceability without invalidating the remainder of such provision or the remaining provisions of this Escrow Agreement.

   13.5 GOVERNING LAW. This Escrow Agreement shall be governed and construed in accordance with laws of the State of New York, without giving effect to the conflicts of laws principles thereof, applicable to contracts made in New York and any claim, suit, action, or other legal proceedings may be commenced and maintained in any court of competent jurisdiction in the State of New York.

   13.6 COUNTERPARTS. This Escrow Agreement may be executed in one or more counterparts, each of which shall be deemed an original, and each of which when taken together shall constitute but one and the same instrument and shall be binding upon each of the parties as fully and completely as if all had signed the same instrument.


                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

    In Witness Whereof, intending to be legally bound and intending this to be a sealed instrument, Betelgeuse, SMCI, and Escrow Agent have executed and delivered this Escrow Agreement.


                                               Betelgeuse Productions, L.L.C.

                                               ---------------------------(seal)


   Attest:


By:
   ------------------------------
   Name:
   Title:


                                               Select Media Communications, Inc.

                                           By:
                                               ---------------------------------
                                               Name:
                                               Title:


    Attest:


By:
    ------------------------------
    Name:
    Title:


                                         Signatures continued on following page.

Signatures continued from previous page.



                                               Spector Gadon & Rosen, P.C.


                                         By:   /s/ Daniel J. Dugan
                                               --------------------------------
                                               Name:  Daniel J. Dugan
                                               Title: Shareholder

                                   Exhibit 3.3
                          Allocation of Purchase Price


     The Purchase Price will be allocated to the assets shown on Seller's tax balance sheet in an amount equal to each such asset's adjusted tax basis, with any excess allocated to goodwill.

                                    Exhibit 6

                                  BILL OF SALE

                  THIS BILL OF SALE dated as of June __, 2001, by BETELGEUSE PRODUCTIONS, LLC, a limited liability company organized and existing under the laws of the State of Delaware, to SELECT MEDIA COMMUNICATIONS, INC., a corporation organized and existing under the laws of the State of New York ("Select"), and BETELGEUSE PRODUCTIONS, INC., a corporation organized and existing under the laws of the State of Delaware and a wholly-owned subsidiary of Select ("Betelgeuse" and, together with Select, "Purchaser").

                              W I T N E S S E T H:
                               - - - - - - - - - -

                  WHEREAS, the Asset Purchase and Sale Agreement, dated as of December __, 2000, between Seller and Purchaser (the "PURCHASE AGREEMENT") provides, among other things, for the transfer and sale to Purchaser of the assets of Seller, all as more fully described in the Purchase Agreement, for consideration in the amount and upon the terms provided in the Purchase Agreement; and

                  WHEREAS, by this instrument Seller is vesting in Purchaser all of the properties, assets, and rights of Seller hereinafter described.

                  NOW, THEREFORE, in consideration of the promises and of other valuable consideration to Seller in hand paid by Purchaser, at or before the execution and delivery hereof, the receipt and sufficiency of which by Seller is hereby acknowledged, Seller has sold, transferred, conveyed, assigned and delivered, and by this Bill of Sale does sell, transfer, convey, assign, and deliver unto Purchaser, its successors and assigns forever, all of Seller's right, title and interest in the Purchased Assets (as defined in Section 2 of the Purchase Agreement).

                  TO HAVE AND TO HOLD all of the Purchased Assets unto Purchaser, its successors and assigns to its and their own use forever.

                  Seller hereby constitutes and appoints Purchaser, its successors and assigns, Seller's true and lawful attorney- and attorneys-in-fact, with full power of substitution, in Seller's name and stead, but on behalf and for the benefit of Purchaser, its successors and assigns, to demand and receive any and all of the Purchased Assets, and to give receipts and releases for and in respect of the same, and any part thereof, and from time to time to institute and prosecute in the name of Seller, or otherwise, for the benefit of Purchaser, its successors and assigns, any and all proceedings at law, in equity or otherwise, which Purchaser, its successors and assigns, may deem proper for the collection or reduction to possession of any of the Purchased Assets or for the collection and enforcement of any claim or right of any kind hereby sold, conveyed, transferred and assigned, or intended so to be, and to do all acts and things in relation to the Purchased Assets which Purchaser, its successors and assigns shall deem desirable, Seller hereby declaring that the foregoing powers are coupled with an interest and are and shall be irrevocable by Seller or by their dissolution or in any manner or for any reason whatsoever.

                  Seller hereby covenants that, from time to time after the delivery of this instrument, upon Purchaser's request and without further consideration, Seller will do, execute, acknowledge and deliver, or cause to be done, executed, acknowledged and delivered, all such further acts, instruments, assignments and assurances as may be reasonably required more effectively to convey, transfer to and vest in Purchaser, and to put Purchaser in possession of, any of the Purchased Assets.

                  Nothing in this instrument, express or implied, is intended or shall be construed to confer upon, or give to, any person, firm or corporation other than Purchaser and its successors and assigns any remedy or claim under or by reason of this instrument or any terms, covenants or condition hereof, and all the terms, covenants and conditions, promises and agreements in this instrument contained shall be for the sole and exclusive benefit of Purchaser and its successors and assigns.

                  This instrument is executed by, and shall be binding upon, Seller, its successors and assigns, for the uses and purposes above set forth and referred to, effective immediately upon its delivery to Purchaser. This instrument shall be governed by and construed in accordance with the laws of the State of New York without regard to principles of conflicts of law.

                  In the event of any conflict or inconsistency between the terms of this instrument and the terms of the Purchase Agreement, the terms of the Purchase Agreement shall control.

         IN WITNESS WHEREOF, Seller has caused this Bill of Sale to be executed on its behalf by its duly authorized officer as of the date first above written.


                                                   BETELGEUSE PRODUCTIONS, LLC




                                                   By: /s/ Samuel Domenico
                                                       -------------------------
                                                       Samuel Domenico
                                                       Vice President

                                                                  Exhibit 12g to
                                                                    Exhibit 10.8

                      Consulting and Non-Compete Agreement

                                 Samuel Domenico


Consulting and Non-Compete Agreement, dated June 6, 2001 (this "Consulting and Non-Compete Agreement" or "Agreement") between Samuel Domenico ("Domenico") and Betelgeuse Productions, Inc., a corporation organized and existing under the laws of the State of Delaware ("Betelgeuse"), and Select Media Communications, Inc., a corporation organized and existing under the laws of the State of New York ("SMCI").

                                    RECITALS

    WHEREAS, SMCI has entered into an Asset Purchase and Sale Agreement, dated as of December 6, 2000 ("Asset Purchase Agreement"), providing for SMCI's acquisition of the assets and liabilities of Betelgeuse Productions L.L.C., a Delaware limited liability company ("Seller"), and, in connection with and as a condition of that proposed acquisition, SMCI and Betelgeuse has required and Domenico has agreed to execute and deliver this Consulting and Non-Compete Agreement, as described in greater detail and in accordance with the terms and conditions set forth in this Consulting and Non-Compete Agreement.

    NOW, THEREFORE, intending to be legally bound and in accordance with the terms and conditions set forth in this Consulting and Non-Compete Agreement, having determined that it is in their best interest to execute and deliver this Consulting and Non-Compete Agreement, and for other good and valuable consideration, the receipt and adequacy of which is acknowledged, Domenico, SMCI, and Betelgeuse agree as follows:

                                    AGREEMENT

 1    DEFINITIONS.

    Terms defined above shall have the meanings set forth therein and such definitions, by this reference, are incorporated in and made a part of Section
1.1 and this Consulting and Non-Compete Agreement. Capitalized terms used and not otherwise defined in this Consulting and Non-Compete Agreement shall have the meaning set forth in the Asset Purchase Agreement.

   1.1 GENERAL DEFINITIONS.

   "BASE COMPENSATION" shall mean an amount of not less than $150,000.00 per annum less such deductions as are required by law or that Domenico may elect in accordance with Betelgeuse's policies and procedures.

   "CAUSE" shall mean

         (a) Domenico's failure to observe or perform any material term or condition of this Consulting and Non-Compete Agreement; or
         (b) Domenico's conviction of or plea of guilty or nolo contendere to a felony or other crime involving moral turpitude or misappropriation of funds.

   "CLOSING DATE" shall have the meaning referred to in the Asset Purchase
       Agreement.

   "CONFIDENTIAL INFORMATION" shall mean any information relating in any way to the business of Betelgeuse disclosed to or known to Domenico as a consequence of, result of, or through Domenico's employment by Betelgeuse that consists of technical and non-technical information about Betelgeuse's products, processes, programs, concepts, forms, business methods, data, any and all financial and accounting data, marketing, customers, customer lists, and services and information corresponding thereto acquired by Domenico prior to or during the Term of Domenico's employment by Betelgeuse. Confidential Information shall not include any of such items that are published or are otherwise part of the public domain, or freely available from trade sources or otherwise.

   "DISABILITY" shall mean a physical or mental disability that renders Domenico unable to perform his duties under this Consulting and Non-Compete Agreement in a manner that is satisfactory to a majority of the Board of Directors of Betelgeuse.

   "EFFECTIVE DATE" shall mean the Closing Date.

   "EXTENSIONS" shall mean those extensions of the Initial Term of this Consulting and Non-Compete Agreement, if any, made in accordance with and pursuant to the terms of Section 3.2.

   "LONG TERM DISABILITY" shall mean a Disability that continues for a period of
       (a) one hundred and eighty (180) days out of any three hundred and sixty-five (365) day period or (b) a consecutive period of one hundred and twenty (120) days.

   "INITIAL TERM" shall mean the period from the Effective Date through and including the third anniversary of the Effective Date.

   "STOCK OPTION" shall have the meaning set forth in Section 4.1.

   "TERM" shall mean the Initial Term and any Extensions.

         1.2 CONSTRUCTION. Neither this Consulting and Non-Compete Agreement nor any uncertainty or ambiguity herein shall be construed or resolved against Betelgeuse or Domenico, whether under any rule of construction or otherwise. On the contrary, this Consulting and Non-Compete Agreement has been reviewed by each of the parties and their respective legal counsel and shall be construed and interpreted according to the ordinary meaning of the words used so as to fairly accomplish the purposes and intentions of all parties to this Consulting and Non-Compete Agreement.


 2    RETENTION AS CONSULTANT.

   (a) Upon and subject to the terms and conditions set forth in this Consulting and Non-Compete Agreement, Betelgeuse agrees to retain Domenico as a consultant and Domenico agrees to act as a consultant to Betelgeuse.

   (b) Domenico shall report directly to John Servidio and shall render such services as may be assigned to him from time to time by John Servidio, subject to the provisions of Section 2(c) below.

   (c) Domenico agrees that he shall during normal working hours devote his best efforts and attention, and energies to faithfully perform all of the duties that may be required of him pursuant to the terms of this Consulting and Non-Compete Agreement, it being understood that Domenico's duties shall not require Domenico to change the location of his residence in order to fulfill those duties properly and it being further understood that approximately one-half of Domenico's normal working hours will be devoted to the affairs of nProcess, Inc.

   (d) Betelgeuse represents and warrants to Domenico that this Consulting and Non-Compete Agreement has been duly and validly authorized and executed by and on behalf of Betelgeuse in accordance with its certificate of incorporation and by-laws and that it constitutes the lawful and valid obligation of Betelgeuse.

   (e) Domenico represents and warrants to Betelgeuse that he is free to accept his retention as a consultant under this Consulting and Non-Compete Agreement and that he has no prior or other obligations or commitments of any kind that would in any way hinder or interfere with his acceptance or the full performance of such consulting as provided herein.

   (f) Domenico agrees that he is being retained as an independent consultant and will at all times be an independent contractor and not an employee of SMCI.


 3    TERM.

   3.1 INITIAL TERM. Unless earlier terminated in accordance with the provisions of Section 5 or extended pursuant to Section 3.2, the Term of this Consulting and Non-Compete Agreement shall be equal to the Initial Term.

   3.2 EXTENSIONS. The Term of this Consulting and Non-Compete Agreement may only be extended for one year with the written consent of both Servidio and Domenico.


 4    COMPENSATION AND RELATED MATTERS.

    During Domenico's retention under this Consulting and Non-Compete Agreement, Betelgeuse shall pay to Domenico the Base Compensation. The Base Compensation shall be payable in equal periodic installments in accordance with Betelgeuse's salary practices.

   4.1 STOCK OPTIONS.

    4.1.1 GRANT OF OPTIONS AND VESTING. As of the Closing Date, SMCI shall grant to Domenico, pursuant to the form of Option Agreement attached hereto as Exhibit A (the "Option Agreement"), a five year incentive stock option (the "Stock Options") for the purchase of 1,000,000 shares of SMCI's common stock at an exercise price of $1.00 per share, which option shall vest in equal installments of 33 1/3% on each of the first, second, and third anniversary of the Closing Date. None of these shares may be sold prior to the second anniversary of the Closing Date. All of the Stock Options will be exercisable pursuant to a Cashless Exercise (as such term is defined in the Option Agreement).

    4.1.2 RESTRICTIONS AND LEGENDING. The Stock Options and the shares issuable upon exercise of the Stock Options granted pursuant to this Section 4.1 (the "Shares") shall be restricted securities within the meaning of the Securities Act of 1933 ("Securities Act") and as such shall be subject to restrictions with respect to their subsequent resale. All Shares of SMCI's Stock issued upon exercise of the Stock Options shall bear the following legend:

           "The shares evidenced by this certificate have not been registered under the Securities Act of 1933, as amended (the "1933 Act") or the securities laws of any other jurisdiction and are "restricted securities" as defined by Rule 144 under the 1933 Act. The shares may not be sold, transferred, pledged, or distributed in the absence of an effective registration statement registering the shares under the 1933 Act and the securities laws of any state requiring such registration, or in lieu thereof, an opinion of counsel, which opinion is satisfactory to the issuer of the shares, to the effect that registration is not required under said acts."

Any share certificate issued at any time in exchange or substitution for any share certificate bearing such legend, except a new certificate issued upon completion of a public distribution pursuant to a registration statement under the Securities Act, shall also bear such legend, unless, in the Opinion of Counsel, the shares represented thereby are no longer subject to restrictions on resale under the Securities Act, or any applicable state securities laws. As used in this Consulting and Non-Compete Agreement, an "Opinion of Counsel" shall mean an opinion of counsel selected by Domenico, which opinion is satisfactory to counsel for SMCI as to the identity of the opining counsel and the form and substance of the opinion.

    4.1.3 SECURITIES LAWS COMPLIANCE PROCEDURES. Domenico represents and acknowledges that:

   (a) he is a sophisticated investor with knowledge and experience in business and financial matters, knows, or has had the opportunity to acquire, all information concerning the business, affairs, financial condition and prospects of SMCI which he deems relevant to make a fully informed decision regarding the consummation of the transactions contemplated hereby and is able to bear the economic risk and lack of liquidity inherent in holding SMCI's Stock.

   (b) he has been supplied with copies of all Forms 10-K, 10-Q, and 8-K, and all proxy statements, filed by SMCI within the preceding three year period immediately preceding the date of this Agreement.

Without limiting the foregoing, Domenico understands and acknowledges that neither SMCI nor anyone acting on its behalf has made any representations or warranties other than those contained in this Consulting and Non-Compete Agreement or the Asset Purchase Agreement respecting SMCI or the future conduct of SMCI's business, and Domenico has not relied upon any representations or warranties other than those contained in this Consulting and Non-Compete Agreement or the Asset Purchase Agreement in the belief that they were made on behalf of Betelgeuse or SMCI, as the case may be.

    4.1.4 STATUS OF OPTIONS AND SHARES TO BE ISSUED. Domenico agrees, acknowledges, and confirms that he has been advised and understands as follows:

   (a) Any shares of SMCI Stock to be issued to Domenico as a result of his exercise of the Stock Options will be acquired by him for his own account and without a view to any distribution or resale thereof, other than a distribution or resale that, in the opinion of his counsel, which opinion shall be satisfactory in form and substance to SMCI, may be made without violating the registration provisions of the Securities Act or any applicable blue sky laws.

   (b) The shares of SMCI's Stock issued pursuant to the Stock Options will be "restricted securities" within the meaning of Rule 144 under the Securities Act and have not been registered under that Act or any state securities laws and thereafter must be held indefinitely unless they are subsequently registered under the Securities Act and any state "blue sky laws" where registration may be required before sale or an exemption from such registration is available.

   (c) Except as specifically provided in the Registration Rights Agreement attached as Exhibit B to this Consulting and Non-Compete Agreement, SMCI is under no obligation to register the shares of SMCI Stock issuable upon exercise of the Stock Options under the Securities Act or any state securities law or to take any action which would make available an exemption from such registration.

   (d) Except under certain limited circumstances, the above restrictions on the transfer of the shares of SMCI's Stock will also apply to any and all shares of capital stock or other securities issued or otherwise acquired with respect to such shares, including, without limitation, shares and securities issued or acquired as a result of any stock dividend, stock split or exchange or any distribution of shares or securities pursuant to any corporate reorganization, reclassification or similar event.

   (e) SMCI and its transfer agent may refuse to effect a transfer of any of the shares of SMCI Stock by Domenico or any of his successors, personal representatives, or assigns otherwise than as contemplated hereby.

    4.2 BENEFIT PROGRAMS. To the extent Domenico is legally entitled to participate in Betelgeuse's life insurance, medical, dental, disability, pension and retirement plans, and other programs as may be approved from time to time by Betelgeuse for the benefit of its executives ("Benefit Programs"), Domenico shall have the right to participate in any Benefit Programs so long as he shall pay for the incremental cost of his participation, which amount shall be deducted from his Base Compensation.

    4.3 OFFICE SPACE. During Domenico's retention under this Consulting and Non-Compete Agreement, Domenico will be entitled to office space and services substantially similar to the space and services available to him currently, subject to such relocations as may be incurred by Betelgeuse and subject to the approval of John Servidio.

 5    TERMINATION OF AGREEMENT.

    This Agreement and Domenico's retention under this Consulting and Non-Compete Agreement may be terminated only under the following circumstances during the Term of this Consulting and Non-Compete Agreement:

    5.1 DEATH OR LONG TERM DISABILITY. The death or Long Term Disability of Domenico.

    5.2 CAUSE. Betelgeuse may terminate Domenico's retention under this Consulting and Non-Compete Agreement for Cause after written notice to Domenico and his failure to reasonably cure the reason for termination within twenty (20) days of such notice.


 6    NON-DISCLOSURE OF INFORMATION.

   (a) Domenico shall not, directly or indirectly, disclose to any person or entity for any reason, or use for his own personal benefit, any Confidential Information either during his employment with SMCI or following termination of his employment for any reason whatsoever for a period of three years from the date of this Consulting and Non-Compete Agreement.

   (b) Domenico shall, at all times take all precautions necessary to protect from loss or disclosure by his of any and all documents or other information containing, referring to or relating to such Confidential Information. Upon termination of his employment with Betelgeuse for Cause or if Domenico terminates the Agreement prior to expiration of the Term, Domenico shall promptly return to Betelgeuse any and all documents or other tangible property containing, referring to or relating to such Confidential Information, whether prepared by him or others.

   (c) Notwithstanding any provision to the contrary in this Section 6, this Section shall not apply to information that Domenico is legally required to disclose or to information that has become part of the public domain or is otherwise publicly disclosed through no fault or action of Domenico; provided, however, if Domenico receives a subpoena or other order issued by a court of competent jurisdiction or governmental agency requiring disclosure of any Confidential Information, Domenico shall promptly notify Betelgeuse of the existence of such order or subpoena and send a copy thereof to Betelgeuse and cooperate with Betelgeuse, at Betelgeuse's expense, in Betelgeuse's efforts to obtain satisfactory resolution of the matter.

 7    RESTRICTIONS ON COMPETITION.

    Domenico covenants and agrees that during the Term of this Agreement and for one (1) year after, Domenico shall not, directly or indirectly engage in, participate in or assist, as principal or agent, officer, director, employee, franchisee, consultant, shareholder, or otherwise, alone or in association with any other person, corporation or other entity, or business which currently or in the past is or was a client of Betelgeuse and whose activities, services or products are directly or indirectly competitive with the activities, services or products of Betelgeuse or its subsidiaries or affiliates anywhere in the United States; provided, however, that the foregoing covenant shall not prevent Domenico from being a principal, officer, director, employee or shareholder in nProcess, Inc., a company engaged in providing management and business plan assistance, including internet access and web site development, to entrepreneurs and others engaging primarily in internet activities.


 8    NON-SOLICITATION.

    During the Term of this Consulting and Non-Compete Agreement and for one (1) year after, Domenico shall not:


   (a) solicit the same business currently being performed by Betelgeuse from any customer or account that is or was a customer or account of Betelgeuse or advise any such customer to withdraw, curtail, or cancel such customer's business with Betelgeuse or otherwise interfere with Betelgeuse's contractual relations with its customers; provided, however, that the foregoing covenant shall not prevent Domenico from being a principal, officer, director, employee or shareholder in nProcess, Inc., a company engaged in providing management and business plan assistance, including internet access and web site development, to entrepreneurs and others engaging primarily in internet activities.

   (b) solicit, or attempt to hire, any officer, employee, consultant, or agent of Betelgeuse; or

   (c) persuade or attempt to persuade any employee of Betelgeuse to terminate his or her services or employment with Betelgeuse.


 9    BETELGEUSE'S RIGHT TO EQUITABLE RELIEF.

    Domenico recognizes and acknowledges that the restrictions on Domenico's activities contained in Sections 6, 7, and Section 8 of this Consulting and Non-Compete Agreement are reasonable and necessary to protect the legitimate business interests of Betelgeuse and that any breach or violation of the provisions of those Sections is likely to result in irreparable injury to Betelgeuse for which Betelgeuse would have no adequate remedy at law. Domenico agrees that if he shall breach or violate
Section 6, 7, or Section 8 of this Consulting and Non-Compete Agreement, Betelgeuse will be entitled, if it so elects, to institute and prosecute proceedings at law or in equity, including, but not limited to, a proceeding seeking injunctive relief, to obtain damages with respect to such breach or violation, or to enforce the specific performance of this Consulting and Non-Compete Agreement by Domenico or to enjoin Domenico from engaging in any activity in violation of this Consulting and Non-Compete Agreement. Domenico acknowledges that in the event of any such breach or violation, Betelgeuse shall be entitled to preliminary and permanent injunctive relief, without the necessity of proving actual damages, and to an equitable accounting of all earnings, profits, and other benefits arising from any such breach or violation, which rights shall be cumulative and in addition to any other rights or remedies to which Betelgeuse may be entitled. Domenico agrees that in the event of any such violation, an action may be commenced for preliminary or permanent injunctive relief and other equitable relief in any federal or state court of competent jurisdiction sitting in New York County, New York. Domenico waives, to the fullest extent permitted by law, any objection that Domenico may now or hereafter have to such jurisdiction or to the laying of the venue of any such suit, action, or proceeding brought in such a court and any claim that such suit, action or proceeding has been brought in an inconvenient forum. Domenico agrees that effective service of process may be made upon Domenico by mail under the notice provisions contained in Section 10.1 of this Consulting and Non-Compete Agreement. Domenico further agrees that the existence of any claim or cause of action against Betelgeuse, whether predicated upon a breach or violation by Betelgeuse of this Consulting and Non-Compete Agreement or any other contract or agreement between Domenico and Betelgeuse, shall not constitute or be asserted as a defense to the enforcement by Betelgeuse to the provisions of this Section 9 relating to Betelgeuse's right to injunctive or other equitable relief for Domenico's breach or violation of Section 6, 7, or
Section 8 of this Consulting and Non-Compete Agreement.


 10    MISCELLANEOUS.

    10.1 NOTICES. All notices and other communications required or permitted under this Consulting and Non-Compete Agreement shall be in writing and shall be deemed to have been given or made if hand delivered, when delivered, if by nationally recognized overnight courier service, on the following day, or if mailed by regular mail, on the day of deposit in the United States mail, postage prepaid, registered or certified mail, return receipt requested, addressed to a party and sent to its address set forth below or to such other address as such party may designate from time to time by notice to the other in the manner set forth in this Consulting and Non-Compete Agreement:

    If to Domenico:

           Samuel Domenico
           44 E. 32nd Street, Penthouse
           New York City, NY 10016

    If to Betelgeuse:

           Betelgeuse Productions, Inc.
           44 E. 32nd Street, Penthouse
           New York City, NY 10016
                 Attn: [AUTHORIZED OFFICER'S NAME], [AUTHORIZED OFFICER'S TITLE]

    If to SMCI:

           Select Media Communications, Inc.
           44 E. 32nd Street, Penthouse
           New York City, NY 10016

                 Attn: [AUTHORIZED OFFICER'S NAME], [AUTHORIZED OFFICER'S TITLE]

    10.2 INTEGRATION. This Consulting and Non-Compete Agreement contains the entire agreement between Domenico and Betelgeuse relating to the subject matter of this Consulting and Non-Compete Agreement and supersedes all oral statements and prior writings with respect thereto.

    10.3 SUCCESSORS AND ASSIGNS. All rights of Betelgeuse and Domenico under this Consulting and Non-Compete Agreement shall inure to the benefit of their respective heirs, executors, administrators, successors, assigns, and legal representatives and this Consulting and Non-Compete Agreement and all the provisions of this Consulting and Non-Compete Agreement shall be binding upon Betelgeuse and Domenico and their respective heirs, executors, administrators, successors, assigns, and legal representatives and all other persons or entities claiming under or through them. Notwithstanding anything to the contrary in the foregoing, Domenico may not assign or transfer any of his rights under this Consulting and Non-Compete Agreement without the prior written consent of Betelgeuse.

    10.4 HEADINGS. The headings preceding the text of the Sections of this Consulting and Non-Compete Agreement are inserted solely for convenience of reference and shall neither define nor limit the provisions of this Consulting and Non-Compete Agreement nor constitute a part of this Consulting and Non-Compete Agreement nor shall they affect its meaning, construction, or effect.

   10.5 AMENDMENT. This Consulting and Non-Compete Agreement may not be amended, modified, changed, waived, terminated, or discharged orally, but only by an agreement in writing signed by both Domenico and Betelgeuse.

   10.6 SEVERABILITY. Wherever possible each provision of this Consulting and Non-Compete Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but, if any provision of this Consulting and Non-Compete Agreement shall be found to be illegal, invalid, prohibited, or unenforceable for any reason whatsoever under such law, such provision shall be ineffective to the extent of such illegality, invalidity, prohibition, or unenforceability without invalidating the remainder of such provision or the remaining provisions of this Consulting and Non-Compete Agreement.

   10.7 COSTS, EXPENSES, AND TAXES. Each of the parties to this Consulting and Non-Compete Agreement shall pay their or its own expenses in connection with the execution and delivery of this Consulting and Non-Compete Agreement and the transactions contemplated thereby, including the fees and expenses of counsel, certified public accountants, or other professionals.

   10.8 GOVERNING LAW. This Consulting and Non-Compete Agreement shall be governed and construed in accordance with laws of the State of New York, without giving effect to the conflicts of laws principles thereof, applicable to contracts made in New York and any claim, suit, action, or other legal proceedings may be commenced and maintained in any court of competent jurisdiction in the State of New York.

   10.9 REMEDIES CUMULATIVE; NO WAIVER. No remedy conferred upon either party by this Consulting and Non-Compete Agreement is intended to be exclusive of any other remedy, and each and every such remedy shall be cumulative and shall be in addition to any other remedy given under this Consulting and Non-Compete Agreement or now or hereafter existing at law or in equity. No delay or omission by either party in exercising any right, remedy, or power under this Consulting and Non-Compete Agreement or existing at law or in equity shall be construed as a waiver thereof, and any such right, remedy, or power may be exercised by such party from time to time and as often as may be deemed expedient or necessary by such party in such party's sole discretion.

   10.10 COUNTERPARTS. This Consulting and Non-Compete Agreement may be executed in one or more counterparts, each of which shall be deemed an original, and each of which when taken together shall constitute but one and the same instrument and shall be binding upon each of the parties as fully and completely as if all had signed the same instrument.


                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

    IN WITNESS WHEREOF, intending to be legally bound and intending this to be a sealed instrument, Domenico and Betelgeuse as of June 6, 2001 have executed this Consulting and Non-Compete Agreement.


                                             SAMUEL DOMENICO


                                             --------------------------(seal)


                                             BETELGEUSE PRODUCTIONS, INC.



                                         By:
                                             --------------------------------
                                             Name:  [AUTHORIZED OFFICER'S NAME]
                                             Title: [AUTHORIZED OFFICER'S TITLE]


    ATTEST:


By:
    --------------------------------
    Name:
    Title:


                                                                (Corporate Seal)


                                        [Signatures continued on following page]

[Signatures continued from preceding page]


                                            SELECT MEDIA COMMUNICATIONS, INC.


                                        By:
                                            ------------------------------------
                                            Name:   [AUTHORIZED OFFICER'S NAME]
                                            Title:  [AUTHORIZED OFFICER'S TITLE]


      ATTEST:

By:
      ----------------------------
      Name:
      Title:


                                                                (Corporate Seal)

   u:\Acquisitions\SelectMedia\Betelgeuse\DomenicoConsultingAgreement.tex

                                    EXHIBIT A


          (Attach Form of Option Agreement allowing cashless exercise)

                                                                   Exhibit 12(h)
                                                                        to
                                                                   Exhibit 10.8

                              EMPLOYMENT AGREEMENT

                                  John Servidio

EMPLOYMENT AGREEMENT, dated as of June 6, 2001 (this "Employment Agreement" or "Agreement") between JOHN SERVIDIO ("Servidio") and BETELGEUSE PRODUCTIONS, INC., a corporation organized and existing under the laws of the State of Delaware ("Betelgeuse"), and SELECT MEDIA COMMUNICATIONS, INC., a corporation organized and existing under the laws of the State of New York ("SMCI").

                                    RECITALS

    WHEREAS, SMCI has entered into an Asset Purchase and Sale Agreement, dated as of December 6, 2000 ("Asset Purchase Agreement"), providing for SMCI's acquisition of certain of the assets and liabilities of Betelgeuse Productions, L.L.C., a Delaware limited liability company ("Seller"), and, in connection with and as a condition of that proposed acquisition, SMCI and Betelgeuse have required and Servidio has agreed to execute and deliver this Employment Agreement, as described in greater detail and in accordance with the terms and conditions set forth in this Employment Agreement.

    NOW, THEREFORE, intending to be legally bound and in accordance with the terms and conditions set forth in this Employment Agreement, having determined that it is in their best interest to execute and deliver this Employment Agreement, and for other good and valuable consideration, the receipt and adequacy of which is acknowledged, Servidio, SMCI, and Betelgeuse agree as follows:

                                    AGREEMENT

1     DEFINITIONS.

    Terms defined above shall have the meanings set forth therein and such definitions, by this reference, are incorporated in and made a part of Section
1.1 and this Employment Agreement. Capitalized terms used and not otherwise defined in this Employment Agreement shall have the meaning set forth in the Asset Purchase Agreement.

    1.1 GENERAL DEFINITIONS.

"BASE SALARY" shall mean an annual salary of not less than $250,000.00 less such deductions as are required by law or that Servidio may elect in accordance with Betelgeuse's policies and procedures.

"CAUSE" shall mean

    (a) Servidio's failure to observe or perform any material term or condition of this Employment Agreement; or

    (b) Servidio's conviction of or plea of guilty or nolo contendere to a felony or other crime involving moral turpitude or misappropriation of funds.

"CLOSING DATE" shall have the meaning referred to in the Asset Purchase
    Agreement.

"CONFIDENTIAL INFORMATION" shall mean any information relating in any way to the business of Betelgeuse disclosed to or known to Servidio as a consequence of, result of, or through Servidio's employment by Betelgeuse that consists of technical and non-technical information about Betelgeuse's products, processes, programs, concepts, forms, business methods, data, any and all financial and accounting data, marketing, customers, customer lists, and services and information corresponding thereto acquired by Servidio prior to or during the Term of Servidio's employment by Betelgeuse. Confidential Information shall not include any of such items that are published or are otherwise part of the public domain, or freely available from trade sources or otherwise.

"DISABILITY" shall mean a physical or mental disability that renders Servidio unable to perform his duties under this Employment Agreement in a manner that is satisfactory to a majority of the Board of Directors of Betelgeuse.

"EFFECTIVE DATE" shall mean the Closing Date.

"EMPLOYEE BENEFITS" shall mean such life insurance, medical, dental, disability, pension and retirement plans, and other programs as may be approved from time to time by Betelgeuse for the benefit of its executives.

"EXTENSIONS" shall mean those extensions of the Initial Term of this Employment
    Agreement, if any, made in accordance with and pursuant to the terms of
    Section 3.2.

"TERM" shall mean the period from the Effective Date through and including the fourth anniversary of the Effective Date.

"LONG TERM DISABILITY" shall mean a Disability that continues for a period of
    (a) one hundred and eighty (180) days out of any three hundred and sixty-five (365) day period or (b) a consecutive period of one hundred and twenty (120) days.

"REIMBURSABLE EMPLOYEE EXPENSES" shall mean all reasonable expenses incurred by Servidio in performing services under this Employment Agreement, including, without limitation, all reasonable expenses of travel and living expenses while away from home on business at the request of Betelgeuse.

"STOCK OPTION AGREEMENT" shall have the meaning set forth in Section 4.6.

"STOCK OPTIONS" shall have the meaning set forth in Section 4.6.

"TERM" shall mean the Initial Term and any Extensions.

    1.2 CONSTRUCTION. Neither this Employment Agreement nor any uncertainty or ambiguity herein shall be construed or resolved against Betelgeuse or Servidio, whether under any rule of construction or otherwise. On the contrary, this Employment Agreement has been reviewed by each of the parties and their respective legal counsel and shall be construed and interpreted according to the ordinary meaning of the words used so as to fairly accomplish the purposes and intentions of all parties to this Employment Agreement.

2     EMPLOYMENT.

    (a) Upon and subject to the terms and conditions set forth in this Employment Agreement, Betelgeuse agrees to employ Servidio and Servidio agrees to be employed by Betelgeuse with the titles of Chief Executive Officer and President of Betelgeuse. While employed, Servidio will also be nominated to serve as a Director of Betelgeuse.

    (b) Servidio shall report directly to the Board of Directors of Betelgeuse and shall render such services as may be assigned to him from time to time by the Board of Directors, including without limitation, the management of the operations of Division, it being understood and agreed that the services of Servidio shall not require Servidio to change the location of his residence in order to properly render such services. Servidio shall prepare a budget for the continued operation of Division to which the Board of Betelgeuse shall have final approval.

    (c) Servidio agrees that he shall at all times during normal working hours devote his best efforts and substantially all of his time, attention, and energies to faithfully perform all of the duties that may be required of him pursuant to the terms of this Employment Agreement.

    (d) Betelgeuse represents and warrants to Servidio that this Employment Agreement has been duly and validly authorized and executed by and on behalf of Betelgeuse in accordance with its certificate of incorporation and by-laws and that it constitutes the lawful and valid obligation of Betelgeuse.

    (e) Servidio represents and warrants to Betelgeuse that he is free to accept employment under this Employment Agreement and that he has no prior or other obligations or commitments of any kind that would in any way hinder or interfere with his acceptance or the full performance of such employment.

3     TERM.

    3.1 INITIAL TERM. Unless earlier terminated in accordance with the provisions of Section 6 or extended pursuant to Section 3.2, the Term of this Employment Agreement shall be equal to the Initial Term.

    3.2 EXTENSIONS. The Term of this Employment Agreement may only be extended from time to time in one year increments with the written consent of both Betelgeuse and Servidio.

4     COMPENSATION AND RELATED MATTERS.

    4.1 BASE SALARY. During Servidio's employment under this Employment Agreement, Betelgeuse shall pay to Servidio the Base Salary. Betelgeuse shall increase the Base Salary no less than 10.0% on each anniversary of this Employment Agreement. The Base Salary shall be payable in equal periodic installments in accordance with Betelgeuse's salary practices.

    4.2 REIMBURSABLE EXPENSES. During the Term of Servidio's employment under this Employment Agreement, Servidio shall receive reimbursement from Betelgeuse for all Reimbursable Employee Expenses, provided that such Expenses are incurred and accounted for and approved in accordance with the standard policies and procedures established by Betelgeuse for reimbursement of expenses. Betelgeuse understands that such expenses will be at least $3,000 per month.

    4.3 VACATION. Servidio shall be entitled to forty-two (42) days of vacation during each twelve (12) month period of his employment under this Employment Agreement, to be taken at such times and in such periods as shall not interfere with the duties required to be rendered by Servidio under this Employment Agreement.

    4.4 AUTOMOBILE ALLOWANCE. Servidio shall be entitled to an automobile allowance of eight hundred dollars ($800.00) per month.

    4.5 ANNUAL BONUS. Servidio shall receive an annual bonus equal to 2% of the pre tax earnings of the Betelgeuse and 2% of the pre tax earnings of SMCI on a consolidated basis with a three quarter weighting on Betelgeuse earnings. Thus, if Betelgeuse earned $1 million dollars and SMCI earned $2 million dollars, Servidio would be entitled to a bonus of $25,000, i.e. 2% x $1,000,000 times 3, plus 2% of $2,000,000.00 times 1, divided by 4.

    4.6 STOCK OPTIONS.

        4.6.1 GRANT OF OPTIONS AND VESTING. As of the Closing Date, SMCI shall grant to Servidio, pursuant to the form of option agreement attached hereto as Exhibit A (the "Stock Option Agreement"), a five (5) year incentive stock option (the "Stock Options") for the purchase of 1,000,000 shares of SMCI's common stock at an exercise price of $1.00 per share, which option shall vest in equal installments of 33 1/3% on each of the first, second, and third anniversary of the Closing Date. None of these shares may be sold prior to the second anniversary of the Closing Date. All of the Stock Options will be exercisable pursuant to a Cashless Exercise (as such term is defined in the Stock Option Agreement).

        4.6.2 RESTRICTIONS AND LEGENDING. The Stock Options and the shares issuable upon exercise of the Stock Options granted pursuant to this Section 4.6 (the "Shares") shall be restricted securities within the meaning of the Securities Act of 1933 (the "Securities Act") and as such shall be subject to restrictions with respect to their subsequent resale. All Shares of SMCI's Stock issued upon exercise of the Stock Options shall bear the following legend:

            "The shares evidenced by this certificate have not been registered under the Securities Act of 1933, as amended (the "1933 Act") or the securities laws of any other jurisdiction and are "restricted securities" as defined by Rule 144 under the 1933 Act. The shares may not be sold, transferred, pledged, or distributed in the absence of an effective registration statement registering the shares under the 1933 Act and the securities laws of any state requiring such registration, or in lieu thereof, an opinion of counsel, which opinion is satisfactory to the issuer of the shares, to the effect that registration is not required under said acts."

Any share certificate issued at any time in exchange or substitution for any share certificate bearing such legend, except a new certificate issued upon completion of a public distribution pursuant to a registration statement under the Securities Act, shall also bear such legend, unless, in the Opinion of Counsel, the shares represented thereby are no longer subject to restrictions on resale under the Securities Act, or any applicable state securities laws. As used in this Employment Agreement, an "Opinion of Counsel" shall mean an opinion of counsel selected by Servidio, which opinion is satisfactory to counsel for SMCI as to the identity of the opining counsel and the form and substance of the opinion.

        4.6.3 SECURITIES LAWS COMPLIANCE PROCEDURES. Servidio represents and acknowledges that:

    (a) he is a sophisticated investor with knowledge and experience in business and financial matters, knows, or has had the opportunity to acquire, all information concerning the business, affairs, financial condition and prospects of SMCI which he deems relevant to make a fully informed decision regarding the consummation of the transactions contemplated hereby and is able to bear the economic risk and lack of liquidity inherent in holding SMCI's Stock.

    (b) he has been supplied with copies of all Forms 10-K, 10-Q, and 8-K, and all proxy statements, filed by SMCI within the preceding three year period immediately preceding the date of this Agreement.

Without limiting the foregoing, Servidio understands and acknowledges that neither SMCI nor anyone acting on its behalf has made any representations or warranties other than those contained in this Employment Agreement or the Asset Purchase Agreement respecting SMCI or the future conduct of SMCI's business, and Servidio has not relied upon any representations or warranties other than those contained in this Employment Agreement or the Asset Purchase Agreement in the belief that they were made on behalf of Betelgeuse or SMCI, as the case may be.

        4.6.4 STATUS OF OPTIONS AND SHARES TO BE ISSUED. Servidio agrees, acknowledges, and confirms that he has been advised and understands as follows:

    (a) Any shares of SMCI Stock to be issued to Servidio as a result of his exercise of the Stock Options will be acquired by him for his own account and without a view to any distribution or resale thereof, other than a distribution or resale that, in the opinion of his counsel, which opinion shall be satisfactory in form and substance to SMCI, may be made without violating the registration provisions of the Securities Act or any applicable blue sky laws.

    (b) The shares of SMCI's Stock issued pursuant to the Stock Options will be "restricted securities" within the meaning of Rule 144 under the Securities Act and have not been registered under that Act or any state securities laws and thereafter must be held indefinitely unless they are subsequently registered under the Securities Act and any state "blue sky laws" where registration may be required before sale or an exemption from such registration is available.

    (c) Except as specifically provided in the Registration Rights Agreement attached as Exhibit B to this Employment Agreement, SMCI is under no obligation to register the shares of SMCI Stock issuable upon exercise of the Stock Options under the Securities Act or any state securities law or to take any action which would make available an exemption from such registration.

    (d) Except under certain limited circumstances, the above restrictions on the transfer of the shares of SMCI's Stock will also apply to any and all shares of capital stock or other securities issued or otherwise acquired with respect to such shares, including, without limitation, shares and securities issued or acquired as a result of any stock dividend, stock split or exchange or any distribution of shares or securities pursuant to any corporate reorganization, reclassification or similar event.

    (e) SMCI and its transfer agent may refuse to effect a transfer of any of the shares of SMCI Stock by Servidio or any of his successors, personal representatives, or assigns otherwise than as contemplated hereby.

    4.7 OTHER BENEFITS. Servidio shall be entitled to Employee Benefits, including without limitation, the performance bonuses, stock options, and life and health insurance, in the same manner as the other top three executives of Betelgeuse; provided, however, that Servidio's Employee Benefits shall be at least equal to the Employee Benefits enjoyed by Servidio as of the date of this Employment Agreement, as adjusted in accordance with Betelgeuse's historical benefit policies. Nothing in this Employment Agreement shall affect Betelgeuse's right to amend, modify, or terminate any retirement or other Employee Benefit program at any time for any reason.

5     ALLOCATION OF CERTAIN BENEFITS RELATED TO THE DIVISION.

    5.1 GRANT OF STOCK OPTIONS. Servidio, in his sole discretion, shall have the right to grant to existing employees of Betelgeuse up to 150,000 shares of SMCI's stock and Betelgeuse agrees to issue such shares upon notice from Servidio and SMCI's confirmation that such person or persons are then existing employees of Betelgeuse.

    5.2 FREQUENT FLYER MILEAGE. Servidio shall have the right to allocate any frequent flyer mileage accruing to employees of Betelgeuse in connection with their business travel among the then existing employees of Betelgeuse as Servidio sees fit.

6     TERMINATION OF EMPLOYMENT.

    This Agreement and Servidio's employment under this Employment Agreement may be terminated only under the following circumstances during the Term of this Employment Agreement:

    6.1 DEATH OR LONG TERM DISABILITY. The death or Long Term Disability of Servidio.

    6.2 CAUSE. Betelgeuse may terminate Servidio's employment under this Employment Agreement for Cause after written notice to Servidio and his failure to reasonably cure the reason for termination within twenty (20) days of such notice.

7     COMPENSATION UPON TERMINATION OF EMPLOYMENT.

    (a) During any period that Servidio fails to perform his duties under this Employment Agreement as a result of a Disability, Servidio shall continue to receive his Base Salary together with benefits provided in
        Section 4 above, at the rate then in effect for such period until his employment is terminated pursuant to Section 6.1; provided, however, that payments so made to Servidio during the any such period shall be reduced by the sum of the amounts, if any, payable to Servidio under disability benefit plans of Betelgeuse.

    (b) If Servidio's employment shall be terminated for Cause under Section 6.2, Betelgeuse shall pay Servidio his Base Salary through the date of termination at the rate in effect at the time a notice of termination is given plus all accrued and unpaid benefits, including all health and welfare benefits in which Servidio was a participant in accordance with their terms.

    (c) If Servidio's employment is terminated by Betelgeuse prior to or subsequent to the scheduled expiration of the Initial Term of this Employment Agreement other than for Cause or as a result of a Long Term Disability, then Servidio shall be entitled to receive payment of his Base Salary through the expiration of the then current Term of the Agreement and shall continue to be entitled to receive all accrued and unpaid benefits, including all health and welfare benefits in which the Servidio was a participant in accordance with their terms; provided, however, that, if during the period from the date of termination until the expiration of the applicable Term Servidio shall obtain other employment, the payments and benefits to Servidio under this paragraph shall be reduced by the amount of compensation and benefits received by Servidio in connection with that other employment.

8     NON-DISCLOSURE OF INFORMATION.

    (a) Servidio shall not, directly or indirectly, disclose to any person or entity for any reason, or use for his own personal benefit, any Confidential Information either during his employment with Betelgeuse or following termination of his employment for any reason whatsoever for a period of one (1) year after termination of this Employment Agreement.

    (b) Servidio shall, at all times take all precautions necessary to protect from loss or disclosure by his of any and all documents or other information containing, referring to or relating to such Confidential Information. Upon termination of his employment with Betelgeuse for Cause or if Servidio terminates the Agreement prior to expiration of the Term, Servidio shall promptly return to Betelgeuse any and all documents or other tangible property containing, referring to or relating to such Confidential Information, whether prepared by him or others.

    (c) Notwithstanding any provision to the contrary in this Section 8, this Section shall not apply to information which Servidio is legally required to disclose or to information that has become part of the public domain or is otherwise publicly disclosed through no fault or action of Servidio; provided, however, if Servidio receives a subpoena or other order issued by a court of competent jurisdiction or governmental agency requiring disclosure of any Confidential Information, Servidio shall promptly notify Betelgeuse of the existence of such order or subpoena and send a copy thereof to Betelgeuse and cooperate with Betelgeuse, at Betelgeuse's expense, in Betelgeuse's efforts to obtain satisfactory resolution of the matter.

9     DISCLOSURE OF INVENTIONS AND ASSIGNMENT OF PATENTS.

    (a) Servidio shall maintain such records of his work as Betelgeuse may direct from time to time. Servidio shall promptly disclose to Betelgeuse, in writing, any and all copyrightable works, including software, and any and all discoveries, inventions, technological innovations and improvements, whether patentable or not (whether it be a machine, process, apparatus, article, composition, design, software, writing or other thing) conceived or made by Servidio, solely or jointly, during the period of his employment with Betelgeuse, whether or not authorized, conceived or made during working hours or with Betelgeuse's equipment or facilities, that relates in any manner to the existing or contemplated business of Betelgeuse. Unless otherwise waived in writing by Betelgeuse, all such copyrightable works (including software), discoveries, inventions, technological innovations, and improvements shall be the exclusive property of Betelgeuse with respect to any and all countries in the world and Servidio shall assign and hereby does assign all right, title and interest thereto to Betelgeuse.

    (b) Servidio agrees that in the event of publication by Servidio of written or graphic materials, Betelgeuse will retain and own all rights in said materials, including right of copyright.

10    RESTRICTIONS ON COMPETITION.

    (a) Unless Servidio's employment under this Employment Agreement shall be terminated solely as a result of Betelgeuse's failure to consent to any requested extension of the Initial Term of this Employment Agreement or as a result of Betelgeuse's breach of a material term of this Employment Agreement, Servidio covenants and agrees that during the period of Servidio's employment under this Employment Agreement and for a period of two (2) years following the termination of Servidio's employment, Servidio shall not, directly or indirectly engage in, participate in or assist, as principal or agent, officer, director, employee, franchisee, consultant, shareholder, or otherwise, alone or in association with any other person, corporation or other entity, any business that currently is or previously was a customer of Betelgeuse and whose activities, services or products are directly or indirectly competitive with the activities, services or products of Betelgeuse or its subsidiaries or affiliates anywhere in the United States; provided, however, that the foregoing covenant shall not prevent Servidio from being a principal, officer, director, employee or shareholder in nProcess, Inc., a company engaged in providing management and business plan assistance, including internet access and web site development, to entrepreneurs and others engaging primarily in internet activities.

    (b) During his employment with Betelgeuse, Servidio shall not take any action that might divert from Betelgeuse any opportunity which would be within the scope of any present or contemplated future business of Betelgeuse.

    (c) In the event of the sale or other disposition of all or substantially all of Betelgeuse's assets or capital stock, Servidio agrees to use his best efforts, in good faith, to assist the purchaser during the transition phase for a period of 12 months at Servidio's then current compensation level. Servidio acknowledges, however, that nothing contained in this Employment Agreement shall be binding upon or otherwise require the purchaser of Betelgeuse's assets or capital stock to continue the employment of Servidio after any such purchase and sale.

    (d) The provisions set forth in Sections 8, 9, and 10 of this Employment Agreement shall survive the termination of Servidio's employment with Betelgeuse, or the expiration of this Employment Agreement, as the case may be, and shall continue to be binding upon Servidio in accordance with their respective terms.

11    NON-SOLICITATION.

    During the Term of this Employment Agreement and for a period of two (2) years following the termination of Servidio's employment under this Employment Agreement for any reason, Servidio shall not:

    (a) solicit the same business being performed by Betelgeuse from any customer or account that is or was a customer or account of Betelgeuse or advise any such customer to withdraw, curtail, or cancel such customer's business with Betelgeuse or otherwise interfere with Betelgeuse's contractual relations with its customers;

    (b) solicit, or attempt to hire, any officer, employee, consultant, or agent of Betelgeuse; or

    (c) persuade or attempt to persuade any employee of Betelgeuse to terminate his or her services or employment with Betelgeuse.

12    BETELGEUSE'S RIGHT TO EQUITABLE RELIEF.

    Servidio recognizes and acknowledges that the services to be rendered by him under this Employment Agreement are of a special and unique character and that the restrictions on Servidio's activities contained in Sections 8, 9, 10, and
Section 11 of this Employment Agreement are reasonable and necessary to protect the legitimate business interests of Betelgeuse and that any breach or violation of the provisions of those Sections is likely to result in irreparable injury to Betelgeuse for which Betelgeuse would have no adequate remedy at law. Servidio agrees that if he shall breach or violate Section 8, 9, 10, or Section 11 of this Employment Agreement, Betelgeuse will be entitled, if it so elects, to institute and prosecute proceedings at law or in equity, including, but not limited to, a proceeding seeking injunctive relief, to obtain damages with respect to such breach or violation, or to enforce the specific performance of this Employment Agreement by Servidio or to enjoin Servidio from engaging in any activity in violation of this Employment Agreement. Servidio acknowledges that in the event of any such breach or violation, Betelgeuse shall be entitled to preliminary and permanent injunctive relief, without the necessity of proving actual damages, and to an equitable accounting of all earnings, profits, and other benefits arising from any such breach or violation, which rights shall be cumulative and in addition to any other rights or remedies to which Betelgeuse may be entitled. Servidio agrees that in the event of any such violation, an action may be commenced for preliminary or permanent injunctive relief and other equitable relief in any federal or state court of competent jurisdiction sitting in New York County, New York. Servidio waives, to the fullest extent permitted by law, any objection that Servidio may now or hereafter have to such jurisdiction or to the laying of the venue of any such suit, action, or proceeding brought in such a court and any claim that such suit, action or proceeding has been brought in an inconvenient forum. Servidio agrees that effective service of process may be made upon Servidio by mail under the notice provisions contained in Section 16.1 of this Employment Agreement. Servidio further agrees that the existence of any claim or cause of action against Betelgeuse, whether predicated upon a breach or violation by Betelgeuse of this Employment Agreement or any other contract or agreement between Servidio and Betelgeuse, shall not constitute or be asserted as a defense to the enforcement by Betelgeuse of the provisions of this Section 12 relating to Betelgeuse's right to injunctive or other equitable relief for Servidio's breach or violation of Section 8, 9, 10, or Section 11 of this Employment Agreement.

13    KEY MAN LIFE AND DISABILITY INSURANCE.

    During the Term of this Employment Agreement, Servidio agrees to be subject to physical examinations for the purpose of determining his insurability for disability insurance and for life insurance for the benefit of Betelgeuse. Servidio further agrees to execute and deliver any documents that may be reasonably necessary for Betelgeuse to obtain any such insurance on Servidio. Notwithstanding the foregoing provisions, Servidio understands and agrees that Betelgeuse shall have no obligation to purchase or maintain any key man life or disability insurance on Servidio.

14    MITIGATION OF DAMAGES.

    Any liability of Betelgeuse for payments to Servidio by virtue of any wrongful termination of Servidio's employment shall be reduced by and to the extent of any earnings received by or accrued for the benefit of Servidio during any unexpired part of the Employment Term.

15    ATTACHMENT.

    Except as required by law, the right to receive payments under this Employment Agreement shall not be subject to sale, pledge, encumbrance, charge, levy, or similar process or assignment, and any attempt to do so shall be null and void.

16    MISCELLANEOUS.

    16.1 NOTICES. All notices and other communications required or permitted under this Employment Agreement shall be in writing and shall be deemed to have been given or made if hand delivered, when delivered, if by nationally recognized overnight courier service, on the following day, or if mailed by regular mail, on the day of deposit in the United States mail, postage prepaid, registered or certified mail, return receipt requested, addressed to a party and sent to its address set forth below or to such other address as such party may designate from time to time by notice to the other in the manner set forth in this Employment Agreement:


    If to Servidio :

           John Servidio
           44 E. 32nd Street, Penthouse
           New York City, NY 10016

    If to Betelgeuse :

           Betelgeuse Productions, Inc.
           44 E. 32nd Street, Penthouse
           New York City, NY 10016

                Attn: [AUTHORIZED OFFICER'S NAME], [AUTHORIZED OFFICER'S TITLE]

    If to SMCI :

           Select Media Communications, Inc.
           44 E. 32nd Street, Penthouse
           New York City, NY 10016

                Attn: [AUTHORIZED OFFICER'S NAME], [AUTHORIZED OFFICER'S TITLE]


    16.2 INTEGRATION. This Employment Agreement contains the entire agreement between Servidio and Betelgeuse relating to the subject matter of this Employment Agreement and supersedes all oral statements and prior writings with respect thereto.

    16.3 SUCCESSORS AND ASSIGNS. All rights of Betelgeuse and Servidio under this Employment Agreement shall inure to the benefit of their respective heirs, executors, administrators, successors, assigns, and legal representatives and this Employment Agreement and all the provisions of this Employment Agreement shall be binding upon Betelgeuse and Servidio and their respective heirs, executors, administrators, successors, assigns, and legal representatives and all other persons or entities claiming under or through them. Notwithstanding anything to the contrary in the foregoing, Servidio may not assign or transfer any of his rights under this Employment Agreement without the prior written consent of Betelgeuse.

    16.4 HEADINGS. The headings preceding the text of the Sections of this Employment Agreement are inserted solely for convenience of reference and shall neither define nor limit the provisions of this Employment Agreement nor constitute a part of this Employment Agreement nor shall they affect its meaning, construction, or effect.

    16.5 AMENDMENT. This Employment Agreement may not be amended, modified, changed, waived, terminated, or discharged orally, but only by an agreement in writing signed by both Servidio and Betelgeuse.

    16.6 SEVERABILITY. Wherever possible each provision of this Employment Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but, if any provision of this Employment Agreement shall be found to be illegal, invalid, prohibited, or unenforceable for any reason whatsoever under such law, such provision shall be ineffective to the extent of such illegality, invalidity, prohibition, or unenforceability without invalidating the remainder of such provision or the remaining provisions of this Employment Agreement.

    16.7 COSTS, EXPENSES, AND TAXES. Each of the parties to this Employment Agreement shall pay their or its own expenses in connection with the execution and delivery of this Employment Agreement and the transactions contemplated thereby, including the fees and expenses of counsel, certified public accountants, or other professionals.

    16.8 GOVERNING LAW. This Employment Agreement shall be governed and construed in accordance with laws of the State of New York, without giving effect to the conflicts of laws principles thereof, applicable to contracts made in New York and any claim, suit, action, or other legal proceedings may be commenced and maintained in any court of competent jurisdiction in the State of New York.

    16.9 REMEDIES CUMULATIVE; NO WAIVER. No remedy conferred upon either party by this Employment Agreement is intended to be exclusive of any other remedy, and each and every such remedy shall be cumulative and shall be in addition to any other remedy given under this Employment Agreement or now or hereafter existing at law or in equity. No delay or omission by either party in exercising any right, remedy, or power under this Employment Agreement or existing at law or in equity shall be construed as a waiver thereof, and any such right, remedy, or power may be exercised by such party from time to time and as often as may be deemed expedient or necessary by such party in such party's sole discretion.

    16.10 COUNTERPARTS. This Employment Agreement may be executed in one or more counterparts, each of which shall be deemed an original, and each of which when taken together shall constitute but one and the same instrument and shall be binding upon each of the parties as fully and completely as if all had signed the same instrument.

                  [Remainder of page intentionally left blank]

    IN WITNESS WHEREOF, intending to be legally bound and intending this to be a sealed instrument, Servidio and Betelgeuse as of June 6, 2001 have executed this Employment Agreement.



                                      JOHN SERVIDIO

                                      ___________________________________ (seal)




                                      BETELGEUSE PRODUCTIONS, INC.



                                  By: __________________________________________
                                      Name:     [AUTHORIZED OFFICER'S NAME]
                                      Title:    [AUTHORIZED OFFICER'S TITLE]




    ATTEST:


By: __________________________________________
    Name:
    Title:



                                                                (Corporate Seal)


                                        [Signatures continued on following page]

[Signatures continued from preceding page]



                                      SELECT MEDIA COMMUNICATIONS, INC.



                                  By: __________________________________________
                                      Name:     [AUTHORIZED OFFICER'S NAME]
                                      Title:    [AUTHORIZED OFFICER'S TITLE]




    ATTEST:


By: __________________________________________
    Name:
    Title:




                                                                (Corporate Seal)


u:/Acquisitions/SelectMedia/Betelgeuse/ServidioEmploymentAgreement.tex

                                    EXHIBIT A

                         Form of Stock Option Agreement

                                 SCHEDULE 9.6(c)
                                Subsequent Events



     There are minority owners of Seller (who own an aggregate of approximately
5.5 % of the outstanding stock of Seller) whose total investment is $400,000. Seller and such minority owners are in discussion regarding a possible repurchase of the Seller's membership interests owned by such minority owners. Any such repurchase would consist of $400,000 of Seller's current cash account and the balance would likely be paid from a portion of the Purchase Price.

                                 SCHEDULE 9.6(f)
                              Capital Expenditures



         Capital expenditures to occur after June 30, 2000 are as follows:

         1.       Construction of digital edit room.
         2.       Construction of 10th floor build out at 44 East 32nd Street

         Total estimated cost to Seller is $1,300,000, of which $982,000 will be financed by a third party leasing arrangement with the remainder being financed from Seller's cash flow.

                                SCHEDULE 9.6 (h)
                                Subsequent Events
                          nProcess Inventory @ 10/17/00


MACHINE            DESCRIPTION           SPECS.

Servers
BXWEB              Web Hosting           Compaq, dual PII 400, 512 Megs RAM
BCXSQL             development           Compaq, dual PII 400, 512 Megs RAM
Dogbert            development           Compaq, PI 200, 128 Megs RAM
Dogfish            development           Compaq, PI 200, 128 Megs RAM
Sarek              development           Compaq, PII 400, 256 Megs RAM
Mailhost           email, DNS, WINS      Compaq, PI 200, 128 Megs RAM
Dogstar            development           P 133, 64 Megs RAM
Frankentstein      development           P 133, 64 Megs RAM
Pong               development           PII 400, 128 Megs RAM
Alaska             development           PII 266, 64 Megs RAM


WORKSTATIONS
Fdesiderio         w/s                   Dell, PIll 500, 128 Megs RAM
Jreading           w/s                   Dell, PII 400, 128 Megs RAM
Dbergseiter        w/s                   Dell PII 333, 128 Megs RAM
                   w/s                   Macintosh, G3/300, 300 Megs RAM
                   w/s                   PowerPC 8500/150, 128 Megs RAM
                   w/s                   PowerPC 8500/150, 128 Megs RAM
Mathew Schultz     w/s                   Dell PII 400, 128 Megs RAM
Mathew Schultz     laptop                Compaq, PII 233, 128 Megs RAM
Eric Bursack       w/s                   Dell Dimension, PIII 500, 128 Megs RAM
                   w/s                   dell optipex P3 667, 128 megs RAM
                   w/s                   dell optipex P3 667, 128 megs RAM
                   w/s                   Macintosh, G4/500, 128 Megs RAM
                   w/s                   Macintosh, G4/500, 128 Megs RAM

                                  SCHEDULE 9.8
                                      Taxes



         A sales and use tax audit has been performed for the years ended June 30, 1997 through June 30, 1999. The estimated additional tax due, including interest and penalties is approximately $20,000. There will be no income effect since this was reserved for in the financial statements.

                                  SCHEDULE 9.14



         Reference is made to Exhibit 1.1 and Schedule 9.6(f).

                                  SCHEDULE 9.15



         None, other than organizational documents filed with the State of Delaware and an Application for Authority filed with the State of New York.

                                  SCHEDULE 9.16



1.       Credit Agreement with Atlantic Bank.

2.       Reference is made to Exhibit 1.1.

                                  SCHEDULE 9.19
                                   Litigation


1. Cohen Brothers Real Estate - 475 Park Avenue South Landlord. Landlord has petitioned eviction proceeding against Seller. Seller has retained legal counsel to defend this litigation.

2. A minority shareholder of Seller has threatened legal action due to the proposed sale to Purchaser.

                                  SCHEDULE 9.20




         Reference is made to Schedule 9.15.

                                  SCHEDULE 9.21
                             Officers and Directors


Directors

John Servidio
Sam Domenico
Jack Carroll

Officers

John Servidio- President and Treasurer
Sam Domenico- Vice President and Secretary

                                  SCHEDULE 9.22
                            Indebtedness to Officers

John Servidio-  $104,545

Sam Domenico--  $ 76,346

                                  SCHEDULE 9.23
                           Outside Financial Interest


         Sam Domenico owns 50% of SAS funding, which leases equipment at arms length to Seller.

                                  SCHEDULE 9.25




         Reference is made to Exhibit 1.1.

         The Company has the following fringe benefit plans:

         Vacation - 2 weeks after the first 6 months
         Medical - Oxford Freedom Plan - Employee Contribution of 25%
         Dental - Met Life - Employee Contribution of 25%
         Long Term Disability - 100% Employee Paid
         Life Insurance and Accidental Death and Dismemberment - Employer Paid

                                  SCHEDULE 9.29
                               Insurance Policies



         St. Paul Fire & Marine - Property, Liability, Umbrella, Crime &
         Equipment Floater   June 15, 2000 commencement date.


         Hartford Insurance Co. - ERISA Bond $250,000   June 15, 2000
         commencement date.

         All policies are occurrence policies.

                                  SCHEDULE 9.34
                                  Bank Accounts


         The following is a list of bank accounts at Atlantic Bank:

         1.       Operating Account- # 0001-219057
         2.       Payroll Account - # 0001-219103

         The address of the branch office is as follows:

         Atlantic Bank
         2 World Trade Center- 106th Floor
         New York, NY 10048

         The following is a list of bank accounts at Citibank:

         1.       Money Management Account- # 92483037
         2.       Day-to-Day Account- # 11032008

         The address of the branch office is as follows:

         Citibank
         32nd Street & Park Avenue
         New York, NY 10016

         All accounts require both signatures of John Servidio and Sam Domenico

                                SCHEDULE 9.38(e)
                              Capital Expenditures



         Reference is made to Schedule 9.6(f).

                                  SCHEDULE 9.39




         Seller maintains the Betelgeuse Productions 401(k) Profit Sharing Plan.

                                                                  Exhibit H to
                                                                  Exhibit 12g to
                                                                  Exhibit 10.8

    THIS STOCK OPTION AGREEMENT AND THE SHARES ISSUABLE ON EXERCISE HEREOF ARE NOT REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY APPLICABLE STATE "BLUE SKY" LAWS AND MAY NOT BE TRANSFERRED OR DISPOSED OF EXCEPT IN ACCORDANCE WITH THE TERMS AND PROVISIONS THEREOF AND IN COMPLIANCE WITH APPROPRIATE LEGAL REQUIREMENTS.

                             STOCK OPTION AGREEMENT

    STOCK OPTION AGREEMENT, dated as of June 6, 2001 (this "Stock Option Agreement" or "Agreement") between SELECT MEDIA COMMUNICATIONS, INC., a corporation organized and existing under the laws of the State of New York ("Company"), having an office located at 666 Third Avenue, Thirty-second Floor, New York City, NY 10017, and [NAME OF OPTIONEE]("Optionee"), having an address at Street Address, City State Zip.

                                    RECITALS

    WHEREAS, Betelgeuse Production, L.L.C., a Delaware limited liability company organized and existing under the laws of the State of Delaware ("Seller"), having an office located at 44 E. 32nd Street, Penthouse, New York City, NY 10016, operates a post production facility (the "Business"), which Business has its principal office located at 44 E. 32nd Street, Penthouse, New York City, NY 10016.

    WHEREAS, Company and Seller have entered into an Asset Purchase and Sale Agreement dated as of December 6, 2000 (the "Asset Purchase Agreement") pursuant to which, among other things, Company and Optionee have agreed to enter into Employment Agreement (the "Employment Agreement").

    WHEREAS, Pursuant to the Employment Agreement, Company has agreed to grant to Optionee, stock options with respect to Company's common stock as follows:

    TOTAL NUMBER OF SHARES SUBJECT TO OPTION: Number of Shares.

    EXERCISE PRICE PER SHARE: $1.00 per share.

    DATE OF GRANT: Grant Date.

    EXPIRATION DATE: The fifth anniversary of the Grant Date.

    TYPE OF OPTION: Non Statutory Stock Option.

    NOW, THEREFORE, intending to be legally bound, in accordance with the terms and conditions set forth in this Stock Option Agreement, having determined that it is in their best interest to execute and deliver this Stock Option Agreement, and for other good and valuable consideration, the receipt and adequacy of which is acknowledged, Optionee and Company agrees as follows:

1   DEFINITIONS.

    1.1 GENERAL DEFINITIONS. Unless the context of this Stock Option Agreement clearly requires otherwise, the plural includes the singular, the singular includes the plural, the use of any gender shall be applicable to all genders, the part includes the whole, "including" is not limiting, and "or" has the inclusive meaning of the phrase "and/or". Unless otherwise expressly stated, the words "hereof", "herein", "hereby", "hereunder", and other similar terms in this Stock Option Agreement refer to this Stock Option Agreement as a whole and not exclusively to any particular provision of this Stock Option Agreement.

    1.2 SPECIFIC DEFINITIONS. Terms defined in Recitals above shall have the meanings set forth therein and such Recitals, by this reference, are incorporated in and made a part of this Section 1 and this Stock Option Agreement. Capitalized terms used and not otherwise defined in this Stock Option Agreement shall have the meanings set forth in the Asset Purchase Agreement.

"33 ACT" means the Securities Act of 1933, as amended, and any successor statute, and the rules and regulations promulgated thereunder.

"34 ACT" means the Exchange Act of 1934, as amended, and any successor statute, and the rules and regulations promulgated thereunder.

"BUSINESS DAY" means a day on which NASDAQ is open for business.

"EXPIRATION DATE" shall mean the fifth anniversary of the Grant Date.

"NASDAQ" means the Nasdaq National Market of The Nasdaq Stock Market.

"SHARES" shall mean the shares of Company's common stock issued from time to time in accordance with the terms and conditions of this Stock Option Agreement.

"SEC" means the Securities and Exchange Commission.

2   GRANT OF OPTION.

    Company grants to Optionee and Optionee accepts an option to purchase the total number of shares of common stock of the Company set forth above (the "Shares") at the exercise price per share set forth above (the "Exercise Price") subject to all of the terms and conditions of this Stock Option Agreement. The Option granted pursuant to this Stock Option Agreement is not intended to qualify as an "incentive stock option" within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended.

3   RIGHT TO EXERCISE.

    During Optionee's continued service with the Company or any Parent or Subsidiary of the Company, this Option shall become exercisable, in cumulative increments, with respect to one-third of the Shares covered thereby on each of the first three (3) anniversaries of the Date of Grant. To the extent that this Option has become exercisable with respect to the Shares covered thereby, this Option may thereafter be exercised by Optionee, in whole or in part, at any time or from time to time prior to the Expiration Date, unless Optionee's service with the Company pursuant to Optionee's Employment Agreement is terminated voluntarily by Optionee or for cause as defined in such agreement, in which event the Option will expire by such termination.

4   RESTRICTION ON EXERCISE.

    This Option may not be exercised unless such exercise is in compliance with the 33 Act, the 34 Act, as amended, the regulations promulgated thereunder, and all applicable state securities laws as they are in effect on the date of exercise, and the requirements of any stock exchange or national market system on which the Company's common stock may be listed at the time of exercise.

5   MANNER OF EXERCISE.

   5.1 EXERCISE. To the extent exercisable under the provisions of this Option, this Option may be exercised by delivery to the Company of an executed written notice of exercise to the Company's Secretary stating the number of full Shares with respect to which it is being exercised, and accompanied by payment of the Exercise Price for the number of Shares being purchased, together with payment of the amount, if any, required by the Company to satisfy its tax withholding obligations resulting from such exercise.

   5.2 EXERCISE PRICE. Payment for the Shares may be made:


    (a) in cash (by check);

    (b) by cancellation of indebtedness of the Company to Optionee;

    (c) by surrender of shares of common stock of the Company having a Fair Market Value equal to the exercise price of the Option;

    (d) by waiver of compensation due or accrued to Optionee for services rendered;

    (e) provided that a public market for the Company's stock exists, through a "same day sale" commitment from Optionee and a broker-dealer that is a member of the National Association of Securities Dealers (an "NASD Dealer") whereby Optionee irrevocably elects to exercise the Option and to sell a portion of the Shares so purchased to pay for the Exercise Price and whereby the NASD Dealer irrevocably commits upon receipt of such Shares to forward the Exercise Price directly to the Company;

    (f) provided that a public market for the Company's stock exists, through a "margin" commitment from Optionee and an NASD Dealer whereby Optionee irrevocable elects to exercise the Option and to pledge the Shares so purchased to the NASD Dealer in a margin account as security for a loan from the NASD Dealer in the amount of the Exercise Price, and whereby the NASD Dealer irrevocably commits upon receipt of such Shares to forward the Exercise Price directly to the Company (without any obligation or liability on the part of the Company); or

    (g) by any combination of the foregoing.

    5.3 WITHHOLDING TAXES.

      5.3.1 Optionee hereby authorizes the Company to withhold from payroll and any other amounts payable to Optionee, and Optionee otherwise agrees to make adequate provision for (including by means of a cashless exercise to the extent permitted by the Company), any sums required to satisfy the federal, state, local, foreign and any other tax withholding obligations of the Company or an Affiliate, if any, which arise in connection with this Option.

      5.3.2 Upon Optionee's request, subject to compliance with any applicable conditions or restrictions of law, the Company may (but shall be under no obligation to) withhold from Shares otherwise issuable to Optionee upon the exercise of this Option a number of whole shares having a Fair Market Value, determined by the Company as of the date of exercise, not in excess of the minimum amount of tax required to be withheld by law.

    5.4 ISSUANCE OF SHARES/STOCKHOLDER RIGHT. Provided that such notice and payment are in form and substance satisfactory to the Company and counsel for the Company, the Company shall cause the Shares to be issued in the name of Optionee or Optionee's legal representative, Neither Optionee nor any person entitled to exercise Optionee's rights in the event of death will have any of the rights of a stockholder with respect to the Shares, except to the extent that certificates for such Shares shall have been issued upon the exercise of this Option.

6   NONTRANSFERABILITY OF OPTION.

    This Option may not be transferred in any manner other than by will or by the law of descent and distribution and may be exercised during the lifetime of Optionee only by Optionee,

7   NO RIGHT TO CONTINUE AS EMPLOYEE, OFFICER, DIRECTOR, OR CONSULTANT.

    Nothing contained in this Option shall: (1) confer upon the Optionee any right to continue as an Employee, Officer, Director, or Consultant of the Company or of any Affiliate; or (2) limit in any way the right of the Company or of any Affiliate to terminate the Optionee's position as an Employee, Officer, Director, or Consultant of the Company at any time,

8   MISCELLANEOUS.

    8.1 BINDING EFFECT AND BENEFIT. This Stock Option Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, personal representatives, successors, and assigns, except that no party may assign or transfer its rights or obligations under this Agreement without the prior written consent of the other parties to this Stock Option Agreement.

    8.2 COMMUNICATIONS FROM OPTIONHOLDERS. If Shares are owned of record jointly by two or more persons, Company may rely on any communication signed by one such person. Company may ignore communications given by persons who purport to own Registerable Shares beneficially unless such communications are confirmed by a record owner, and it may ignore any communications from a record owner that conflict with previously received communications from another person who is at the relevant time also a record owner of the same Registerable Shares.

    8.3 INTEGRATION. This Stock Option Agreement and the other documents specifically referred to in this Stock Option Agreement contain the entire agreement between the Optionholder and Company relating to the subject matter of this Stock Option Agreement and supersedes all oral statements and prior writings with respect thereto, except such oral statements and prior writings relating to the financial condition or business prospects of Optionholder.

    8.4 TIME IS OF THE ESSENCE. Time is of the essence with regard to the performance of the obligations of Seller and Company in this Stock Option Agreement and each and every term, covenant, and condition in this Stock Option Agreement by or applicable to Seller or Company.

    8.5 HEADINGS. The headings preceding the text of the Sections of this Stock Option Agreement are inserted solely for convenience of reference only and shall neither define nor limit the provisions of this Stock Option Agreement nor constitute a part of this Stock Option Agreement nor shall they affect its meaning, construction, or effect.

    8.6 AMENDMENT. This Stock Option Agreement may not be amended, modified, changed, waived, terminated, or discharged orally, but only by an agreement in writing signed by both Optionholders and Company.

    8.7 SEVERABILITY. Wherever possible each provision of this Stock Option Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but, if any provision of this Stock Option Agreement shall be found to be illegal, invalid, prohibited, or unenforceable for any reason whatsoever under such law, such provision shall be ineffective to the extent of such illegality, invalidity, prohibition, or unenforceability without invalidating the remainder of such provision or the remaining provisions of this Stock Option Agreement.

    8.8 COSTS, EXPENSES, AND TAXES. Each of the parties to this Stock Option Agreement shall pay their or its own expenses in connection with this Stock Option Agreement and the transactions contemplated thereby, including the fees and expenses of counsel, certified public accountants, or other professionals.

    8.9 GOVERNING LAW. This Stock Option Agreement shall be governed and construed in accordance with laws of the State of New York (without giving effect to the conflicts of laws principles thereof) applicable to contracts made and to be performed in New York.

    8.10 FURTHER ASSURANCES. Each party to this Stock Option Agreement covenants and agrees (i) to furnish all information and to make all filings required by any statute or governmental regulation (ii) to deliver any further instruments and (iii) to take any further action that may be reasonably requested by the other in order to carry out the provisions and purposes of this Agreement.

    8.11 COUNTERPARTS. This Stock Option Agreement may be executed in one or more counterparts, each of which shall be deemed an original, and each of which when taken together shall constitute but one and the same instrument and shall be binding upon each of the undersigned as fully and completely as if all had signed the same instrument.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

    IN WITNESS WHEREOF, intending to be legally bound and intending this to be a sealed instrument, Optionholders and Company have executed this Stock Option Agreement.

SELECT MEDIA COMMUNICATIONS, INC., a corporation organized and existing under the laws of the State of New York


                     By:     ____________________________________
                             Name:
                             Title:




Attest:

By:    __________________________________
       Name:
       Title:

[Name of Optionee]

_________________________________












u: Acquisitions\Select Media\Betelgeuse\FormOfStockOptionAgreement.tex